SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FREMONT GENERAL CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2005

       The Annual Meeting of the Stockholders of Fremont General Corporation (the “Company”) will be held at Loews Santa Monica Beach Hotel, located at 1700 Ocean Avenue, in Santa Monica, California 90401, on Thursday, May 19, 2005 at 2:30 p.m., for the following purposes:

1.	Election of seven directors to serve until the next Annual Meeting or until their successors have been elected and qualified;

2.	Ratification of the appointment of Ernst & Young LLP as independent auditor; and

3.	Transaction of such other business as may be properly brought before the meeting and any postponement or adjournment thereof.
      Only stockholders of record at the close of business on April 7, 2005 will be entitled to vote at the meeting and any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder at the meeting and for a period of ten days prior to the date of the meeting at the executive offices of Fremont General Corporation, located at 2425 Olympic Boulevard, 3rd Floor, in Santa Monica, California.
      Please sign, date and return the enclosed proxy form as soon as possible in the envelope provided, which requires no United States postage, or submit your proxy via the Internet or by telephone. Specific instructions on how to vote via the Internet or by telephone are included on the enclosed proxy form, which you will need to have in hand when you call or go online. If you plan to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted.
      All stockholders are cordially invited to attend the meeting.

Alan W. Faigin, Secretary
April 19, 2005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS
ITEM 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
FREMONT GENERAL CORPORATION STOCK PRICE PERFORMANCE
EMPLOYMENT AGREEMENTS
RETIREMENT AND OTHER BENEFIT PLANS
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ITEM 2 SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ANNUAL REPORT TO STOCKHOLDERS AND ADDITIONAL INFORMATION
2006 ANNUAL MEETING -- RECEIPT OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E

FREMONT GENERAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2005
       This Proxy Statement is furnished in connection with the solicitation of proxies by Fremont General Corporation, a Nevada corporation (hereinafter called the “Company” or “Fremont General”), on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders on Thursday, May 19, 2005 at 2:30 p.m. and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, 2nd Floor Ballroom, in Santa Monica, California 90401. You may submit your vote by phone, by Internet or by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Unless contrary instructions are indicated in your instructions, the persons designated as proxy holders in the proxy card will vote all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) “for” each of the following proposals: (i) the election of the seven nominees for directors named below (ii) the ratification of the appointment of Ernst & Young LLP as independent auditor, and (iii) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.
      A proxy may be revoked by a stockholder at any time before it is exercised by giving written notice of revocation to the Secretary of the Company or to the inspectors of election, or by delivering prior to the time of the Annual Meeting a properly executed proxy bearing a later date. Stockholders having executed and returned a proxy, who attend the meeting and desire to vote in person, whether by proxy, voice vote or ballot, may revoke their prior proxy in that manner.
      The Company will bear the cost of soliciting the proxies. In addition to the use of mails, proxies may be solicited by personal contact, telephone or telegraph, electronically via the Internet and by officers, directors and other employees of the Company. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to, and obtain voting instructions from, such beneficial owners and will reimburse these holders for their reasonable expenses in so doing. The Company has retained Georgeson Shareholder, 17 State Street, New York, New York 10004, to assist with the solicitation of proxies for a fee of $6,500, plus reimbursement of out-of-pocket expenses.
      It is important that your shares are voted and represented at the meeting regardless of the number of shares you hold. If you are not attending the meeting in person, we ask that you submit your vote instructions by telephone, by Internet, or by signing, dating and returning the enclosed proxy form as soon as possible. Instructions for voting by Internet and by telephone are described on the enclosed proxy form. There are separate Internet and telephone voting arrangements for stockholders that hold their shares directly in their own name and for stockholders that hold their shares through a bank, broker or another. Please check the enclosed proxy form or other information provided by the bank, broker or other holder to determine the voting options available.
      The principal executive office of the Company is located at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404. The approximate date when this Proxy Statement and form of proxy are being first sent to stockholders is April 19, 2005.
VOTING SECURITIES AND VOTE REQUIRED
      The Board of Directors has fixed the close of business on April 7, 2005 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.
      As of the Record Date there were 77,855,284 shares of common stock outstanding, which are the only voting securities of the Company. Unless otherwise noted, information in this proxy statement as to stock ownership are given as of the Record Date. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share of common stock then held on each matter to come before the meeting. There is no cumulative voting with respect to the election of directors. We must have a quorum at the Annual Meeting to transact any business. For a quorum to be present, a majority of our outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting. For purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.
      If a quorum is present, the seven nominees for director receiving the highest number of votes will be elected. To approve the other proposal, a majority of the votes cast on the proposal must vote in favor of the proposal, provided that the total vote cast on the proposal represents over 50% in interest of the shares entitled to vote on the proposal. If a broker indicates on its proxy that it does not have discretionary authority to vote on a particular matter, we will treat the affected shares as not present and not entitled to vote with respect to that matter, even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters. Proxies marked “abstain” will be counted as votes cast against the proposal.
      Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting.
      Any executed but unmarked proxies, including those submitted by brokers or nominees, will be voted “for” each of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy form.

ITEM 1
ELECTION OF DIRECTORS
      At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The shares represented by validly executed proxies will be voted for the election of the nominees named below as directors, unless authority to vote for a director or directors is withheld. If any nominee for any reason presently unknown cannot be a candidate for election or if a vacancy should occur before the election (which events are not anticipated), the shares represented by valid proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors (or the number of authorized directors may be reduced).
      Our Board of Directors currently consists of seven directors, four of whom are independent directors. The Board, upon recommendation by the Governance and Nominating Committee, has nominated the seven seated directors for re-election to the Board of Directors and recommends you vote in favor of their election.
      The information set forth below as to each nominee for director has been furnished to the Company by the respective nominees for director:

		Principal Business Experience During Past Five Years	Director
Name	Age	and Certain Other Directorships	Since

James A. McIntyre(1)	72	Chairman of the Board.	1972
Wayne R. Bailey	50	Executive Vice President and Chief Operating Officer of the Company since May 2004. Executive Vice President, Treasurer and Chief Financial Officer of the Company from May 1995 to May 2004; Senior Vice President and CFO of the Company from February 1994 to May 1995; Vice President and CFO from 1990 to 1994. Director and officer of certain subsidiary companies during the past 18 years.	1996
Thomas W. Hayes(2)(3)(4)	59	Chief Executive Officer and Chairman, TWH Advisors LLC, a consulting services firm, since 2002; formerly President and Director of MetWest Securities/Metropolitan West Financial, Inc., a multi-billion dollar investment management company, from December 1994 through December 2001; formerly Director of the Financial Restructuring Team/Financial Advisory, Orange County California from December 1994 to February 1995; Representative, Orange County Investment Pool from 1996 to February 2000; Director of Finance for the State of California from January 1991 to July 1993; Treasurer for the State of California from January 1989 to January 1991; Auditor General for the State of California from January 1979 to January 1989. Also director and chairman of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2001
Robert F. Lewis(1)(2)(3)(4)	68	Attorney and founding partner, Lewis Brisbois Bisgaard & Smith LLP, since 1979. Also director and member of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2002

		Principal Business Experience During Past Five Years	Director
Name	Age	and Certain Other Directorships	Since

Russell K. Mayerfeld(2)(3)(4)	51	Managing Member, Excelsus LLC, an advisory services firm, since 2004; advisory services and private investor from April 2003 to March 2004; Managing Director, Investment Banking, UBS Warburg LLC and predecessors from May 1997 to April 2003; Managing Director, Investment Banking, Dean Witter Reynolds, Inc. from 1988 to 1997. Also director and member of the audit committee of Fremont Investment & Loan, a subsidiary of the Company.	2004
Louis J. Rampino(1)	52	President and Chief Executive Officer of the Company; director and officer of the Company and certain subsidiary companies during the past 22 years; employee for 27 years.	1994
Dickinson C. Ross(3)	81	Retired; formerly Chairman of Johnson & Higgins of California, an international insurance brokerage firm.	1987

(1)	Member of the Executive Committee (Mr. McIntyre, Chairman).

(2)	Member of the Audit Committee (Mr. Hayes, Chairman).

(3)	Member of the Compensation Committee (Mr. Ross, Chairman).

(4)	Member of the Governance and Nominating Committee (Mr. Lewis, Chairman).
      The Board of Directors (the “Board”) held nine meetings during 2004. The average attendance by directors at scheduled meetings of the Board and committees of which they are members was over 99%. The independent directors meet in executive session at meetings of the Board and Audit Committee. The director to preside during the executive session is determined at the beginning of the meeting. The Company requests that Board members attend the Annual Meeting of Stockholders and all directors were present at the 2004 Annual Meeting.
      The Board of Directors of the Company recommends a vote “FOR” the nominees listed above.
Committees of the Board of Directors
      The Board has appointed only independent non-employee directors to the Audit, Compensation and Governance and Nominating committees. A majority of the Board consists of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company, and conforms to the independence requirements in the New York Stock Exchange listing rules. In making an independence determination, the Board will consider all relevant facts and circumstances. The Board has determined that directors Hayes, Lewis, Mayerfeld and Ross satisfy the New York Stock Exchange’s independence requirements.
      Members of the Audit Committee must also satisfy an additional Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Fremont General or any of its subsidiaries other than their directors’ compensation. The Board has determined that all members of the Audit, Compensation and Governance and Nominating committees satisfy the applicable SEC independence requirements.
      Audit Committee. The members of the Audit Committee are independent directors Hayes, who chairs the committee, Lewis and Mayerfeld. The Audit Committee meets with management, the independent auditor and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and to report their findings to the Board of Directors. The Audit Committee meets separately, without management present, with the independent auditor and with the internal auditors. The Audit Committee also meets in executive session. This committee is primarily concerned with the integrity of the Company’s financial statements, compliance by the Company with legal and regulatory requirements and the independence and performance of the Company’s internal and external auditors. The Audit Committee met fifteen times during 2004. The Board has determined that members of the Audit Committee satisfy the criteria required under applicable SEC and New York Stock Exchange standards for independence and financial literacy.
      Audit Committee Financial Expert. The Board has determined that director Hayes satisfies the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the SEC.
      See “Principal Business Experience During Past Five Years and Certain Other Directorships” and “Report of the Audit Committee.” The Audit Committee Charter may be found in Appendix A.
      Compensation Committee. The members of the Compensation Committee are independent directors Ross, who chairs the committee, Hayes, Lewis and Mayerfeld. This committee’s primary responsibility is to review and make recommendations to the Board with respect to management’s proposals regarding the Company’s various compensation programs, to administer the Company’s restricted stock and stock option award plans and annual and long-term incentive compensation plans, and to make awards and other contractual arrangements for the top five executive officers that are intended to be qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee conducts an annual performance review of the Chief Executive Officer and approves compensation and stock grants to senior executives. The Compensation Committee periodically evaluates and recommends to the Board the compensation of outside directors. This committee met nine times during 2004. The Board of Directors has determined that all members of this committee are outside independent directors within the meaning of Section 162(m) of the Code, and non-employee, independent directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). See “Report of the Compensation Committee.” The Compensation Committee Charter may be found in Appendix B.
      Governance and Nominating Committee. The members of the Governance and Nominating Committee are independent directors Lewis, who chairs the committee, Hayes and Mayerfeld. The purpose of this committee is to identify individuals qualified to become members of the Board and to recommend individuals to the Board for nomination as members of the Board and its committees, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and to oversee an evaluation process of the Board and management. This committee met seven times during 2004. The Governance and Nominating Committee Charter may be found in Appendix C. The Company’s Guidelines on Significant Governance Issues may be found in Appendix D.
      In nominating candidates, the Governance and Nominating Committee will take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The minimum qualifications and attributes that the Governance and Nominating Committee will consider necessary for a director nominee include: the ability to apply good business judgment, the ability to exercise his or her duties of loyalty and care, proven leadership skills, diversity of experience, high integrity and ethics, the ability to understand principles of business and finance and familiarity with issues affecting businesses.
      Executive Committee. The members of the Executive Committee are directors McIntyre, who chairs the committee, Rampino and Lewis. This committee has the authority to exercise the powers of the Board of Directors in the management of the Company in accordance with the policy of the Company when the Board is not in session, except for actions specifically required by statute to be performed by the full Board. There were no Executive Committee meetings during 2004.
Compensation of Directors
      Directors who are not employees of the Company or any of its subsidiaries are paid a monthly fee of $2,000. Non-employee directors who also serve on the Audit Committee are paid a monthly fee of $2,500 instead of $2,000. No additional compensation is provided for members of the other committees of the Board of Directors. Non-employee directors are also paid a per meeting fee of $1,500 for their attendance at regular and special meetings of the Board of Directors. Directors are reimbursed for actual expenses incurred to attend such meetings. Directors who are employees of the Company or any subsidiary are not paid compensation for serving as directors or members of committees of the Board or for attendance at meetings thereof.
      The Board of Directors previously adopted a retirement plan for non-employee directors who retire from active service on the Board after completing at least five consecutive years of service as a director of the Company. Under the plan, the Company will continue paying monthly service fees equal to the monthly fees then in effect for three years after an eligible director’s retirement from the Board. At the Company’s discretion, a lump sum payment of such fees may be made to the retired director. Such benefits as remain owing are extended to the surviving spouse of an eligible director who dies prior to retirement or during the three-year period thereafter. In March 2001, Houston I. Flournoy retired from the Company’s Board of Directors and received fees under this retirement plan until March 2004. David W. Morrisroe’s widow is eligible to receive payment of fees under this retirement plan until September 2005.
      There are no outstanding non-employee director stock options and no stock options have been granted to non-employee directors since 1997.
      In 1996, each then seated non-employee director, which included Mr. Ross, was awarded 52,000 shares (as adjusted for the two-for-one stock split distributed on December 10, 1998) of restricted common stock under the Company’s 1995 Restricted Stock Award Plan, as amended (the “1995 Plan”). The restrictions on these shares will generally be released at the rate of 10% per year beginning on January 1, 1997, and on each of the nine anniversaries thereafter, provided that the director is still serving on the Board of Directors and the Company has not exercised its reacquisition option with respect to such shares. In 2001, Mr. Hayes was awarded 24,000 shares of restricted common stock under the 1995 Plan. The restrictions on these shares were released at the rate of 25% per year beginning on January 1, 2002, and on each of the three anniversaries thereafter. In 2002, Mr. Lewis was awarded 24,000 shares of restricted common stock under the 1997 Plan. Restrictions on these shares will generally be released at the rate of 25% per year beginning on the first designated release date, commencing on January 1, 2003, and on each of the three anniversaries thereafter, provided he is still on the Board and the Company has not exercised its reacquisition option with respect to such shares. In 2004, Mr. Mayerfeld was awarded 24,000 shares of restricted common stock under the 1997 Plan. Restrictions on these shares will generally be released at the rate of 25% per year beginning on the first designated release date, commencing on January 1, 2005, and on each of the three anniversaries thereafter, provided he is still on the Board and the Company has not exercised its reacquisition option with respect to such shares. Of the shares awarded to non-employee directors, 29,200 shares remain subject to restrictions, as of the date of this proxy statement. Restricted stock awarded under the 1995 Plan and the 1997 Plan include dividend rights and non-employee directors have been paid non-preferential quarterly cash dividends on their restricted shares.
      Directors Hayes, Lewis and Mayerfeld also serve on the board of directors and audit committee of Fremont Investment & Loan (“FIL”), a subsidiary company, for which FIL pays director fees of $2,000 per month to each of the non-employee directors. Directors of FIL are elected annually. Directors Hayes, Lewis and Mayerfeld were first elected to FIL’s board in 2001, 2003 and 2004, respectively. During 2004, FIL paid director fees of $24,000 to Mr. Hayes, $26,000 ($2,000 attributable to 2003) to Mr. Lewis and $16,000 to Mr. Mayerfeld. Mr. Hayes also serves on the Board of Directors of Fremont Mortgage Securities Corporation, a subsidiary company of FIL, for which no director fees were paid.
      Stockholders may communicate concerns to any of our directors, committee members or to the Board of Directors by writing to the following address: Fremont General Corporation Board of Directors, Fremont General Corporation, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, Attention: Corporate Secretary. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the relevant director, committee member or the full Board, as indicated in the correspondence.

Governance
      Fremont General has strong corporate governance practices. Included in those practices are those set forth in the Company’s Guidelines on Significant Governance Issues (“Governance Guidelines”), Audit Committee Charter, Compensation Committee Charter, Governance and Nominating Committee Charter and Code of Ethics for Senior Financial Officers, which are included in this proxy statement as Appendix A through Appendix E. These documents and the Company’s Code of Conduct can be found on the Company’s Internet website at www.fremontgeneral.com. The Board reviews the Governance Guidelines and the committee charters at least annually. In addition, the Board and each of the three committees of the Board conduct annual self-assessment evaluations.
Executive Officers
      The following table sets forth the names, ages, employment dates and positions of the executive officers and certain other officers of the Company and the date each became an officer of the Company (or its predecessor companies). All executive officers have been with the Company for over five years and have served as officers of the Company and its subsidiary companies. Executive officers are elected annually by the Board of Directors. There are no family relationships among directors, nominees for director and executive officers.

			Employee	Officer
Name	Position	Age	Since	Since

James A. McIntyre	Chairman of the Board	72	1963	1963
Louis J. Rampino	President and Chief Executive Officer	52	1977	1989
Wayne R. Bailey	Executive Vice President and Chief Operating Officer	50	1986	1989
Patrick E. Lamb	Senior Vice President, Treasurer and Chief Financial Officer	45	1986	1998
Raymond G. Meyers	Senior Vice President and Chief Administrative Officer	58	1980	1989
Murray L. Zoota	President and Chief Executive Officer of Fremont Investment & Loan(1)	60	1990	1990
Monique P. Johnson	Senior Vice President, Internal Audit	45	2003	2003
Alan W. Faigin	Secretary, General Counsel and Chief Legal Officer	48	1980	1994
Marilyn I. Hauge	Vice President and Assistant Secretary	56	1995	1997

(1)	Acquired by the Company in 1990. Mr. Zoota was an officer of the predecessor company since 1977.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.
      The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) assists the Board in fulfilling its responsibility for oversight of the integrity of the financial statements, compliance by the Company with legal and regulatory requirements and the independence and performance of the Company’s internal and external auditors. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the Company’s independent auditing firm. During the fiscal year ended December 31, 2004, the Audit Committee met fifteen times. The Audit Committee discussed the interim financial information contained in the quarterly earnings announcements with the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the independent auditor prior to public release. The Audit Committee’s written charter is included in this proxy statement as Appendix A. All members of the Audit Committee are independent as defined in the rules of the New York Stock Exchange. The Board of Directors has determined that members of the Audit Committee satisfy the criteria required under applicable Securities and Exchange Commission and stock exchange standards for independence and financial literacy and that director Thomas W. Hayes satisfies the criteria for classification as an “audit committee financial expert” as set forth in the applicable rules of the Securities and Exchange Commission.
      The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young LLP, the Company’s independent auditor, the audited statements of the Company as of December 31, 2004 (the “Audited Financial Statements”). In addition the Audit Committee discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including matters related to the conduct of the audit of the Company’s consolidated financial statements and matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committee).
      Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standard No. 1 and has represented that it is independent from the Company. The Audit Committee discussed with Ernst & Young LLP the matters required by Independence Standards Board Statement No. 1, including Ernst & Young LLP’s independence from the Company. When considering Ernst & Young LLP’s independence, the Audit Committee considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to Ernst & Young LLP. Pre-approval by the Audit Committee is required for non-audit services performed by Ernst & Young LLP. The Audit Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them as the Audit Committee deemed appropriate.
      Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon, and for attesting to management’s report on the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
      The Audit Committee met with Ernst & Young LLP, and with the internal auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. The Audit Committee reviewed and discussed the Company’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting.
      Based on the foregoing review and discussions with management and the independent auditor, and a review of the report of Ernst & Young LLP with respect to the Company’s Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Board of Directors that the Company’s Audited Financial Statements for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K. The Audit Committee appointed Ernst & Young LLP as the Company’s independent auditor for the fiscal year ended December 31, 2005.

Audit Committee

Thomas W. Hayes, Chairman
Robert F. Lewis
Russell K. Mayerfeld

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this Report by reference therein.
      The Compensation Committee of the Board of Directors of the Company (the “Committee”) is comprised of independent, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and independent, non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, respectively, who also meet the independence requirements of the New York Stock Exchange. The Compensation Committee’s written charter is included in this proxy statement as Appendix B. The Committee believes that compensation should be driven by the long term interests of the stockholders and should be directly linked to corporate performance.
      The compensation policy of the Company with respect to its executives and employees has long been and continues to be focused on paying for performance principally as related to achievement of pretax earnings targets.
      The executive compensation program for officers of Fremont General is composed of three basic components tied to financial objective performance standards: (1) base salary, (2) annual cash and stock ownership bonus opportunity, and (3) long term cash and stock ownership bonus opportunity. The Committee is provided periodically with reports and data developed by internal Company staff and by retained nationally recognized outside compensation consultants, in keeping with the stated policy of the Committee and to ascertain that the Company’s compensation practices are comparable to those of companies which have similar businesses and size.
      Compensation Limitations. Under Section 162(m) of the Code, adopted in August 1993, and regulations adopted thereunder, publicly-held companies may be precluded from deducting compensation paid to certain executive officers in excess of $1 million in any one year, excluding from this limit performance-based compensation. While the Committee designs certain components of its executive compensation program to comply with the requirements of Section 162(m), it believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in designing its overall compensation program, even though such program may result in some non-deductible compensation expenses. Accordingly, the Committee has from time to time approved, and may in the future approve, compensation arrangements for certain officers that are not fully deductible. The Company has traditionally had annual and three-year performance based bonus plans under which executive officers participated. In 2004, stockholders of the Company approved the executive officer annual and long-term performance based bonus plans. Compensation paid to the executive officers under these plans qualifies under Section 162(m) of the Code and the Company can realize income tax deductions on this compensation.
Base Salary
      Base salary represents only a portion of each executive’s total targeted cash compensation opportunity each year. Individual annual performance criteria are used to adjust the base salary. The current annual base salary rates of the executive officers identified in the Summary Compensation Table are as follows: Mr. McIntyre — $800,000; Mr. Rampino — $800,000; Mr. Bailey — $700,000; Mr. Lamb — $350,000; Mr. Meyers — $325,000; and Mr. Zoota — $475,000. See “Employment Agreements.”
Executive Officer Annual Bonus Plan
      The Company places significant emphasis on attaining predetermined pretax earnings targets. It provides each executive with an opportunity to earn an annual bonus upon the Company’s achievement of those goals.
      Bonus “targets” represent the balance of each executive’s total targeted annual cash compensation opportunity, and range from 10% to 50% of each executive’s base salary. These individual “target” bonus amounts are set by the Committee at the beginning of the plan year to reflect the ranking and relative level of contribution each executive is expected to make to the achievement of the Company’s predetermined pretax earnings targets. Actual bonuses earned can range from 50% of the executive’s “target” amount for performance at the minimum acceptable earnings level as set by the Committee, to a maximum of three times the “target” amount for earnings substantially in excess of the Company’s pretax earnings goals.
      In February 2004, the Committee approved, and the Board ratified, pretax earnings targets for 2004 bonuses payable in 2005, upon achievement of the targets, to executive officers of the Company under the Executive Officer Annual Bonus Plan for the performance period of January 1, 2004 through December 31, 2004 (the “2004 Annual Plan”). The 2004 Annual Plan related to all executive officers. The Committee approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the 2004 Annual Plan based upon achievement of 80% to 120% of the pre-established pretax earnings targets for 2004. Salary levels at year end are used to calculate bonuses. At the end of the one-year performance period, the Committee determined the extent to which the 2004 pretax earnings target had been achieved and authorized payouts to the executive officers under the 2004 Annual Plan. Bonuses were paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned. The number of shares of restricted stock was determined by dividing 100% of the amount of the cash bonus earned under the 2004 Annual Plan by the fair market value of Company common stock on the date of grant, as determined under the 2004 Annual Plan. The awards of restricted stock were made in February 2005 under the Company’s 1997 Stock Award Plan and include dividend rights. Restrictions on the shares awarded will be released in one-third increments beginning on January 1, 2006. The Company can realize favorable tax deductions on the compensation paid under the 2004 Annual Plan to the executive officers because it qualifies under Section 162(m) of the Code. A similar Annual Plan was approved by the Committee for 2005 under which earned compensation will qualify under Section 162(m) of the Code. See “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”
Long Term Compensation
      In addition to annual compensation considerations, the Company has adopted the following three forms of long term compensation that focus the executives on increasing stockholder value over the long term by aligning the interests of the officers with those of the stockholders.

Bonus Opportunity:
      A Long Term Incentive Compensation Plan (“LTICP”) provides for a cash bonus opportunity dependent upon the Company achieving a predetermined cumulative pretax earnings target over a three-year period. See “Summary Compensation Table” and “Retirement and Other Benefit Plans — Long Term Incentive Compensation Plan.” Executive officers have participated in the Company’s LTICP.
      In 2002, the Committee and Board approved the cumulative pretax earnings target for the three-year performance period for bonuses payable in 2005, upon achievement of the target, to executive officers of the Company under the LTICP. The LTICP’s performance period was January 1, 2002 through December 31, 2004. The Committee pre-approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the LTICP based upon achievement of 80% to 120% of the pre-established cumulative pretax earnings target. An average of the executive’s salary at year end for each of the three years was used in the bonus calculation. In February 2005, the Committee determined the extent to which the cumulative pretax earnings target had been achieved and authorized payouts to the executive officers under the LTICP. Bonuses were paid in cash at 100% of the amount of the cash bonus earned.
      In 2004, the Company’s stockholders approved the Executive Officer Long Term Incentive Compensation Plan (the “Long Term Plan”), which is similar to the LTICP. The Company can realize income tax deductions for the compensation paid under the Long Term Plan to the executive officers because it will qualify under Section 162(m) of the Code. In 2005, the Committee approved and the Board ratified a three-

year executive officer incentive compensation bonus plan for the three-year period of January 1, 2005 through December 31, 2007 under the Company’s Long Term Plan (the “2005 Long Term Plan”).
      See “Retirement and Other Benefit Plans — Long Term Incentive Compensation Plan,” “Executive Officer Long Term Incentive Compensation Plan” and “1997 Stock Plan.”
Stock Ownership:
      The Committee’s intent in making stock awards to the executive officers has been to link the financial interests of the executives very closely to those of the stockholders. Beginning in 2004, the number of stock rights (restricted stock) granted to executive officers will be determined by dividing 100% of the amount of the cash bonus earned by each executive under the Annual Plan and may include up to 100% of the amount of the cash bonus earned under the Long Term Plan by the fair market value of the Company’s common stock on the date of grant, in accordance with the terms of the respective plans. The restricted shares of common stock awarded to executive officers in February 2004 were determined utilizing this formula even though they were not made under either the Annual Plan or Long Term Plan. In February 2005, restricted shares were awarded to executive officers under the Annual Plan. Restrictions on such shares will generally lapse with respect to one-third of the number of shares awarded to the executive officers beginning on January 1st of the year following the grant. The Company can realize income tax deductions for restricted stock awards granted under the Annual Plan and the Long Term Plan to the executive officers because the compensation will qualify under Section 162(m) of the Code.

•	The 1997 Stock Plan (the “1997 Plan”) provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries. Stock options and awards of rights to purchase shares of the Company’s common stock, generally in the form of restricted stock awards, may be granted under the 1997 Plan. Stock options granted under the 1997 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options. See “Retirement and Other Benefit Plans — 1997 Stock Plan.” An aggregate of 437,505 shares of restricted common stock were awarded during 2004, of which 199,515 restricted shares were awarded to executive officers. No stock options have been granted since 1997.

•	The 1995 Restricted Stock Award Plan, As Amended (the “1995 Plan”), also provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries through awards of rights to purchase shares of the Company’s common stock, generally in the form of restricted stock awards. See “Retirement and Other Benefit Plans — 1995 Restricted Stock Award Plan, As Amended.” No awards were made under the 1995 Plan during 2004.

•	The Amended Non-Qualified Stock Option Plan of 1989 (the “1989 Plan”) provides a long term compensation opportunity for the officers of the Company and certain key subsidiary officers. Stock options granted to the participants vested at the rate of 25% per year beginning on the first anniversary of each grant and generally have a term of ten years. Following adoption of the 1997 Stock Plan, no additional awards were granted under the 1989 Plan. Forfeited shares under the 1989 Plan pour over into the 1997 Plan and become available for future grants under the 1997 Plan.
      The Company has entered into employment agreements with certain executive officers which include provisions for early release of restrictions on shares awarded to them under the 1995 Plan and 1997 Plan, and for acceleration of vesting of stock options granted to them under the 1989 Plan and 1997 Plan, upon the occurrence of certain events. See “Employment Agreements.”
Life, Supplemental Income Protection and Personal Liability Insurance:

•	The Company provides a Group Variable Universal Life Insurance Program (the “GVUL”) for executive officers and certain other key employees of the Company. The GVUL replaces basic group term life insurance coverage that would otherwise be paid by the Company for these employees. See “Retirement and Other Benefit Plans — Group Variable Universal Life Insurance Program.”

•	The Company provides a Personal Liability Insurance Program for executive officers and certain other key employees of the Company. Participants under this program are provided with personal liability protection of $2 million to $15 million, depending upon the individual participant’s position with the Company.

•	The Company provides an Individual Income Protection Policy for certain officers to supplement their group long term disability coverage that is limited due to plan levels. The Company provides this benefit, which will replace up to 75% of their basic monthly earnings, less group long term disability benefits to $5,000, due to an injury or sickness that prevents them from performing the duties of their occupation.
Employment Agreements — Executive Officers
      In 2003, the Committee recommended, and the Board of Directors approved, the fourth amendment to the 1994 Employment Agreement with James A. McIntyre who is Chairman of the Board. In 2000, the Committee recommended, and the Board of Directors approved, Employment Agreements with Louis J. Rampino who is President and Chief Executive Officer, Wayne R. Bailey who is Executive Vice President and Chief Operating Officer, and Raymond G. Meyers who is Senior Vice President and Chief Administrative Officer, and in 2003, Management Continuity Agreements with Patrick E. Lamb, who is Senior Vice President, Treasurer and Chief Financial Officer, Murray L. Zoota, who is President and Chief Executive Officer of Fremont Investment & Loan, and certain other key employees. See “Employment Agreements.”
Compensation of the Chief Executive Officer
      James A. McIntyre was Chairman and Chief Executive Officer until May 2004, when the Board appointed Louis J. Rampino as President and Chief Executive Officer. With respect to the compensation of Mr. McIntyre and Mr. Rampino, the Committee reports:

1. Base Salary — The base salary paid to Mr. McIntyre in 2004 was $800,000, which accounted for approximately 24% of his total annual compensation earned in 2004. The base salary paid to Mr. Rampino in 2004 was $760,385, which accounted for approximately 22% of his total annual compensation earned in 2004. (See “Summary Compensation Table.”) This amount is within the 50th — 75th percentile of salaries paid to Chief Executive Officers in companies of comparable size in the financial services industries.

2. Annual Bonus — Mr. McIntyre and Mr. Rampino were each paid a cash bonus of $1.2 million and awarded 51,701 shares of restricted common stock having a fair market value of $1.2 million on the date of grant that were earned in 2004 and paid in February 2005 under the Company’s Executive Officer Annual Bonus Plan. In February 2004, Mr. McIntyre was awarded 62,340 shares of restricted common stock and Mr. Rampino was awarded 54,555 shares of restricted common stock under the 1997 Stock Plan. See “Summary Compensation Table” and “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”

3. Long Term Incentive Compensation Plan — Mr. McIntyre and Mr. Rampino were paid bonuses of $1.2 million and $1.1 million, respectively, as participants in the Company’s Long Term Incentive Compensation Plan (“LTICP”). This “three-year” plan was adopted by the Board of Directors in 2002 and provided for a bonus opportunity dependent upon the Company achieving a cumulative pretax earnings target during the three-year period 2002 through 2004. The 2002 LTICP was similar to previous “three-year” plans authorized by the Board of Directors. See “Summary Compensation Table” and “Retirement and Other Benefit Plans — Long Term Incentive Compensation Plan.”

4. Other Compensation — In 2004, other compensation paid to Mr. McIntyre included Company contributions to the Investment Incentive Plan (the “401(k) Plan”), Supplemental Executive Retirement Plan, Excess Benefit Plan and Employee Stock Ownership Plan, collectively, $593,994. In 2004 other annual compensation paid to Mr. McIntyre included: premiums of $46,211 paid by the Company on behalf of Mr. McIntyre under the Company’s Group Variable Life Insurance Program, an automobile allowance, an executive medical allowance, occasional use of corporate aircraft for personal travel, contributions to fund long term disability and personal liability insurance, imputed income on supplemental life insurance, employer-paid non-qualified FICA taxes and club dues. The total of such personal benefits and perquisites paid to Mr. McIntyre in 2004 was $126,522. In 2004, other compensation paid to Mr. Rampino included Company contributions to the 401(k) Plan, Supplemental Executive Retirement Plan, Excess Benefit Plan and Employee Stock Ownership Plan, collectively, $625,022. In 2004, other annual compensation paid to Mr. Rampino included: premiums paid by the Company on behalf of Mr. Rampino under the Company’s Group Variable Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability and personal liability insurance, employer-paid non-qualified FICA taxes and country club dues. The Company provided Mr. Rampino with a car and driver at a cost to the Company in 2004 of $74,383. The total of such personal benefits and perquisites paid to Mr. Rampino in 2004 was $127,176. See “Summary Compensation Table,” “Retirement and Other Benefit Plans — Group Variable Universal Life Insurance Program” and “Employment Agreements.”

      The Company entered into employment agreements with Mr. McIntyre and with Mr. Rampino. These agreements ensure that the Company will continue to have the executives’ services available to it pursuant to the agreements’ terms. See “Employment Agreements.”
      The Committee’s policies with respect to executive compensation for other executive officers of the Company are substantially the same as those applied to Mr. McIntyre and Mr. Rampino on an appropriate scale based upon scope of responsibility and position. Each of the other four executive officers reported in the Summary Compensation Table received annual base salaries, auto allowances, restricted stock awards and other compensation (see “Summary Compensation Table”) on substantially the same basis as was applied to the Chief Executive Officer, at lesser rates.
      It remains the primary goal of the Committee to relate compensation to corporate performance and to compensate executives of the Company based principally on achievement of pretax earnings targets in an effort to enhance stockholder value on a long term basis.
      The tables that follow disclose details of compensation paid to the executives of the Company in 2004, as well as that paid in the previous two years. Descriptions of the Company’s employment agreements with its officers and the retirement and benefit plans also follow.
      There are no current or former Company employees serving on the Compensation Committee and there are no circumstances under which the Company would be required to report any “compensation committee interlocks” under the applicable proxy rules of the Securities and Exchange Commission.

Compensation Committee

Dickinson C. Ross, Chairman
Thomas W. Hayes
Robert F. Lewis
Russell K. Mayerfeld

EXECUTIVE COMPENSATION
      The following table and accompanying notes provide information with respect to total compensation earned or paid by the Company to the Chief Executive Officer and the five most highly compensated executive officers of the Company serving at the end of fiscal 2004 (the “Named Executive Officers”) during fiscal years 2004, 2003 and 2002.
Summary Compensation Table
(Dollars in Thousands)

					Long Term Compensation

	Annual Compensation				Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	(#)(5)	($)(6)	($)(7)

James A. McIntyre,	2004	$800.1	$1,200.0	$126.5	$2,400.0	—	$1,200.0	$594.0
Chairman of the Board	2003	800.1	1,200.0	101.9	—	—	—	441.8
	2002	800.1	1,200.0	152.7	2,605.8	—	—	233.3
Louis J. Rampino,	2004	760.5	1,200.0	269.1	2,250.2	—	1,100.0	625.0
President and Chief	2003	700.1	1,050.0	37.3	—	—	—	306.2
Executive Officer	2002	700.1	1,050.0	32.5	2,378.0	—	—	75.1
Wayne R. Bailey,	2004	660.5	1,050.0	134.1	1,950.3	—	950.0	525.0
Executive Vice President,	2003	600.1	900.0	32.7	—	—	—	244.3
and Chief Operating Officer	2002	600.1	900.0	28.4	2,150.2	—	—	67.8
Patrick E. Lamb,	2004	315.3	420.0	65.1	720.0	—	425.0	160.1
Senior Vice President,	2003	250.1	300.0	44.7	—	—	—	98.2
Treasurer and Chief Financial	2002	247.0	300.0	52.1	402.0	—	—	40.2
Officer
Raymond G. Meyers,	2004	325.1	390.0	43.8	1,320.1	—	487.5	235.7
Senior Vice President and	2003	325.1	390.0	31.2	—	—	—	108.9
Chief Administrative Officer	2002	325.1	390.0	27.0	1,011.5	—	—	36.6
Murray L. Zoota,	2004	471.3	712.5	45.9	1,252.8	—	662.5	255.2
President and Chief	2003	442.4	540.0	33.1	—	—	—	224.2
Executive Officer,	2002	396.3	480.0	26.9	603.0	—	—	112.5
Fremont Investment & Loan
Summary Compensation Table — Explanations
      (1) SALARY includes all regular wages paid to the executive, and any amount which was voluntarily deferred by the executive pursuant to the Investment Incentive Plan (the “401(k) Plan”) and/or the Supplemental Executive Retirement Plan (the “SERP”).
      (2) BONUS for 2004 reflects cash compensation paid pursuant to the Company’s Executive Officer Annual Bonus Plan. The bonus earned in 2004 and paid in 2005 under the 2004 Executive Officer Annual Bonus Plan was paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned. The number of shares awarded was determined by dividing 100% of the amount of the cash bonus earned by the fair market value of the Company’s common stock on the date of grant. The restricted stock awards under the 2004 Executive Officer Annual Bonus Plan were granted in 2005 and are reflected in the restricted stock award column in the Summary Compensation Table. Shares of restricted stock were awarded under the 1997 Stock Plan and include dividend rights. This compensation qualifies under Section 162(m) of the Code. (See “Retirement and Other Benefit Plans — Executive Officer Annual Bonus Plan” and “1997 Stock Plan.”)
      BONUS for 2003 and 2002 reflects cash compensation paid pursuant to the Company’s Management Incentive Compensation Plan (the “MICP”). Until the Executive Officer Annual Bonus Plan was adopted and approved by stockholders, executive officers participated in the annual MICP program. Bonuses paid to the executive officers in 2003 and 2002 under the MICP were awarded upon the achievement of annual pretax earnings targets as approved by the Compensation Committee and ratified by the Board at the beginning of each MICP year. Pretax earnings in a range of 80% to 120% of the predetermined target created a pool for bonuses. Participants were awarded amounts from this pool as a percentage of their base salaries. The percentage is based upon scope of responsibility and position as determined by the Chief Executive Officer and the Compensation Committee, based upon independent compensation studies.
      (3) OTHER ANNUAL COMPENSATION includes: (i) premiums paid by the Company in 2004 for the Group Variable Universal Life Insurance Program, (ii) automobile allowances, (iii) executive medical allowances, (iv) amounts paid on behalf of the executive to provide for personal liability and long term disability insurance, (v) imputed income attributable to supplemental life insurance provided by the Company in 2004, (vi) payment of accrued vacation, (vii) employer paid non-qualified FICA taxes and (viii) club dues. In addition to these amounts, executive officers of the Company may occasionally use the Company’s aircraft for personal travel, and may receive service recognition awards on milestone anniversary years under the Company’s service award program, “perquisites” and other personal benefits. Other than as follows, the aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus reported for the other executive officers. In 2004, the total personal benefits and perquisites paid to Mr. McIntyre were $126,522 and included: premiums of $46,211 paid by the Company on behalf of Mr. McIntyre under the Company’s Group Variable Universal Life Insurance Program, an automobile allowance, an executive medical allowance, occasional use of corporate aircraft for personal travel, contributions to fund long term disability insurance and personal liability insurance, imputed income on supplemental life insurance provided by the Company, employer paid non-qualified FICA taxes and club dues. In 2004, the total personal benefits and perquisites paid to Mr. Rampino were $127,176 and included: a Company provided car and driver at a cost to the Company of $74,383, premiums paid by the Company for the Group Variable Universal Life Insurance Program, an automobile allowance, an executive medical allowance, contributions to fund long term disability and personal liability insurance, employer paid non-qualified FICA taxes and country club dues.
      (4) RESTRICTED STOCK AWARDS represent the fair market value on the date of grant (as determined by the terms of the plan under which the shares were awarded) of restricted shares of common stock that were awarded under the 1997 Plan in each of the respective years. Depending on the term of each award, the applicable percent (generally 33.3%, 25% or 10%) of the shares are released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the executive officer’s status as an employee has not terminated and the Company has not exercised its reacquisition option. To date, quarterly cash dividends have been paid on the restricted shares. See “Retirement and Other Benefit Plans — 1997 Stock Plan.” At December 31, 2004 the number and market value ($25.18 per share) of the aggregate restricted stock held by the Named Executive Officers were: Mr. McIntyre, 746,780 shares, $18.8 million; Mr. Rampino, 655,319 shares, $16.5 million; Mr. Bailey, 515,030 shares, $13.0 million; Mr. Lamb, 119,865 shares, $3.0 million; Mr. Meyers, 189,965 shares, $4.8 million; and Mr. Zoota, 259,365 shares, $6.5 million. In addition, the number and fair market value ($23.21 per share) of restricted stock awarded to the Named Executive Officers in February 2005 earned under the 2004 Executive Officer Annual Bonus Plan were: Mr. McIntyre, 51,701 shares, $1.2 million; Mr. Rampino, 51,701 shares, $1.2 million; Mr. Bailey, 45,239 shares, $1.05 million; Mr. Lamb, 18,095 shares, $420,000; Mr. Meyers, 16,803 shares, $390,000; and Mr. Zoota, 30,697 shares, $712,500. The amount reported in this column is the fair market value of the aggregate restricted stock held by the Named Executive Officers at December 31, 2004 plus the fair market value of the restricted stock awarded in February 2005.
      The number of shares and market value have been adjusted to reflect the effect of stock splits and a stock dividend distributed by the Company subsequent to the grant dates of the respective restricted stock awards.
      (5) No stock options have been granted since 1997.
      (6) LTIP PAYOUTS represent bonuses earned pursuant to a Long Term Incentive Compensation Plan (“LTICP”). The Company had a LTICP that provided for bonus opportunity dependent upon the Company achieving a cumulative pretax earnings target for the three-year period from January 1, 2002 through December 31, 2004, the time during which the LTICP was in effect. See “Retirement and Other Benefit Plans — Long Term Incentive Compensation Plan.”

      (7) ALL OTHER COMPENSATION includes Company contributions to the executive officers’ accounts in the Employee Stock Ownership Plan (“ESOP”) and the 401(k) Plan, both of which are “qualified defined contribution retirement benefit” plans under the Code, and to the Supplemental Executive Retirement Plan (“SERP”) and the Excess Benefit Plan (“EBP”), both of which are “non-qualified” supplemental retirement plans under the Code. The amounts allocated to each Named Executive Officer in 2004 were:

Name	ESOP	401(k)	EBP	SERP

	(Dollars in thousands)
McIntyre	$16.0	$12.3	$15.1	$550.6	(a)
Rampino	16.0	12.3	15.1	581.6
Bailey	16.0	12.3	15.1	481.6
Lamb	16.0	12.3	15.1	116.7
Meyers	16.0	12.3	15.1	192.3
Zoota	16.0	12.3	15.1	211.8

(a)	In addition, $140,000 of ESOP overflow was paid to Mr. McIntyre’s SERP account in 2004 to adjust for a contribution due him in 2002 on compensation for which he had filed an 83(b) election, which amount is included under 2002 in the Summary Compensation Table.
      The Split-Dollar Life Insurance Program was terminated on October 31, 2002. No premiums were paid in 2002 for the Split-Dollar Life Insurance Program. The Company recovered its cumulative premiums paid less investment losses. Policies were released to the respective participants as the owners. Mr. Rampino received $2,195 in cash value following termination of this program in 2002. In 2001, based upon an “actuarial modified premium test,” the Company estimated the cash value of a Named Executive Officer’s split-dollar life policy on the earliest possible date the premium paid by the Company could be refunded under an active policy. The present value of the portion of this cash value generated by the premium paid in 2001 and 2002, respectively, was then calculated, and the premium paid in the respective year was subtracted from the result of this present value calculation in current non-discounted dollars. The resulting difference was added to the “term” value of the Named Executive Officer’s insurance policy (calculated pursuant to Internal Revenue Service rules). See “Retirement and Other Benefit Plans — Group Variable Universal Life Insurance Program” and “Employment Agreements.”
Option/ SAR Grants in Last Fiscal Year
      There were no stock options or SARs granted during 2004.
Option Exercises and Year-End Option Values
      Each optionee is responsible for any and all tax liabilities resulting from the exercise of stock options or any portion thereof, subject to contingent rights to surrender or offset shares to satisfy tax withholding obligations.

      The following table and accompanying notes summarize certain required information regarding outstanding options held by the Named Executive Officers at the end of fiscal 2004. No stock options have been granted since 1997.
Aggregated Option/ SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/ SAR Values(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-the-Money Options/SARs
	Acquired on	Value	FY-End (#)(2)		at FY-End ($)(2)(3)
	Exercise	Realized
Name	#(2)	$	Exercisable	Unexercisable	Exercisable	Unexercisable

McIntyre	377,548	$4,917,117	300,000	—	$3,072,750	—
Rampino	160,000	1,946,000	160,000	—	1,638,800	—
Bailey	180,000	2,189,250	—	—	—	—
Lamb	—	—	—	—	—	—
Meyers	122,000	1,483,825	—	—	—	—
Zoota	106,948	876,265	—	—	—	—

Total	946,496	$11,412,457	460,000	—	$4,711,550	—

(1)	There are no SARs outstanding.

(2)	Options and values reported in the table have been adjusted to reflect the two-for-one stock split distributed in December 1998, a three-for-two stock split distributed in February 1996 and a stock dividend distributed in June 1995.

(3)	Value of Unexercised In-The-Money Options at Year End represents the difference between the market value at December 31, 2004 ($25.18 per share) of unexercised options and the respective exercise prices of the options. No representation regarding the “value” of such options is intended.

FREMONT GENERAL CORPORATION STOCK PRICE PERFORMANCE
      The following Stock Price Performance Graph includes comparisons required by the Securities and Exchange Commission (the “SEC”). The Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference therein.
      The graph below compares cumulative total return (i.e., change in stock price plus reinvestment of dividends) of Fremont General’s common stock measured against the five year cumulative total return of the Standard & Poor’s (“S&P”) Smallcap 600 Index, S&P 600 Index for Banks, and a Peer Group made up of the 11 companies, excluding Fremont, selected by S&P to comprise S&P’s SmallCap 600 Index for Thrifts and Mortgage Finance, which are comparisons selected by the Company as appropriate peer groups. Peer groups that appeared in Fremont General’s 2003 Proxy Statement were discontinued by S&P when it restructured some of its Global Industry Classification Standard indexes, including the Financials sector. The Company has selected peer groups in the S&P 600 that it believes are similar to those previously used in our Proxy Statement. S&P created the Thrifts and Mortgage Finance Index in its Financials sector, but because the index was new in 2003 it has no historical data beyond that date. The Peer Group is an attempt to approximate what the new 600 Index for Thrifts and Mortgage Finance history would have been had it existed for five years. The stock price performance shown in this graph is not necessarily indicative of, and not intended to, suggest future stock price performance.
Comparison of Five Year Cumulative Total Returns
Among Fremont General Corporation, S&P Smallcap 600 Index,
S&P 600 Index for Banks and Peer Group(1)

	At December 31,

Total Return Index	1999	2000	2001	2002	2003	2004

Fremont General Corporation	$100	$40.42	$114.32	$66.74	$254.89	$383.51
S&P Smallcap 600 Index	100	111.80	119.11	101.68	141.13	173.09
S&P 600 Index for Banks	100	138.34	158.44	169.66	232.48	285.40
Dow Jones Industrials	100	95.34	90.18	76.65	98.34	103.81
Peer Group(1)	100	135.89	161.83	178.80	278.20	334.00

(1)	Companies in Peer Group: Anchor Bancorp of Wisconsin Inc., BankAtlantic Bancorp — Class A, BankUnited Financial Corp., Brookline Bancorp Inc., Commercial Federal Corp., Dime Community Bancshares Inc., Downey Financial Corp., Firstfed Financial Corp./ CA, Sterling Financial Corp./ WA and Waypoint Financial Corp.
      Assumes $100 invested on December 31, 1999, as adjusted for stock splits and dividends. Total returns assume dividends reinvested on ex-date.

EMPLOYMENT AGREEMENTS
      In 1994, the Compensation Committee recommended and the Board of Directors approved an employment agreement (the “Agreement”) with James A. McIntyre, replacing a prior such employment agreement which expired on December 31, 1993. In November 1996, the Compensation Committee recommended and the Board of Directors approved a first amendment to the Agreement (the “First Amendment”) to conform the Agreement with certain provisions of the employment agreements then in effect for Mr. Rampino and Mr. Bailey (see below). The First Amendment (i) added a definition of “Company Event” (as defined below) to the Agreement; (ii) provided that the unvested and/or restricted portion of any stock option and restricted stock held by Mr. McIntyre will accelerate in full so as to become completely vested and/or unrestricted upon certain terminations of employment or in the event of a Company Event (as defined below); and (iii) provided for a “Gross-Up Payment” (as defined below). The Agreement provides for a base salary of $600,000, subject to discretionary increases by the Board of Directors of the Company beginning in 1995. Mr. McIntyre’s annual base salary has been $800,000 since 1998. Mr. McIntyre also participates in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. In the event Mr. McIntyre’s employment with the Company terminates for any reason other than pursuant to a termination by the Company for cause or as the result of Mr. McIntyre’s death or total disability, Mr. McIntyre will receive a pro-rated portion of his bonuses for the year in which he so terminates. In addition, Mr. McIntyre will become a consultant to the Company. For the first five years of the consultancy, the Company will compensate Mr. McIntyre at an annual rate equal to his base salary at the time his employment terminated. During that period, Mr. McIntyre will also receive, whether by way of reimbursement, direct compensation or otherwise, specified fringe and other benefits. After such five-year period and for the remainder of Mr. McIntyre’s life, Mr. McIntyre will receive an annual amount equal to 50% of his base salary at the time his employment terminated. In the event Mr. McIntyre’s employment terminates as a result of his disability, the Company will pay Mr. McIntyre, for life, an annual amount equal to 50% of his base salary at the time his employment terminated, offset by any disability benefits he receives. In the event of Mr. McIntyre’s death, the Company will pay his estate any earned but unpaid salary, vacation pay and pro-rated bonus amounts accrued to the date of his death.
      The Compensation Committee recommended and the Board of Directors approved, in November 1997, a Second Amendment to the Agreement to extend the employment period under the Agreement for an additional term of three years; in November 2000, a Third Amendment to the Agreement to extend the employment period under the Agreement for an additional term of three years with automatic extensions for additional one-year terms unless terminated by either party with at least a 90-day advance written notice prior to the end of the then-current term; and, in May 2003, a Fourth Amendment to the Agreement to conform Mr. McIntyre’s Agreement with those of other executive officers of the Company. The Fourth Amendment provides for a rolling 36 month term, such that on each day of employment, Mr. McIntyre has 36 months remaining on his Employment Agreement. Either party may terminate the Agreement by giving written notice consistent with the terms of the Agreement. In addition, the Fourth Amendment provides that in the event of a Company Event (as defined below) or Termination (other than as a result of the executive’s death) (i) Mr. McIntyre will be paid a cash payment equal to the target bonus amount of any bonus plans then in effect in which Mr. McIntyre is a participant, and (ii) the unvested portion of any stock option held by the executive at the time of such Termination will accelerate in full so as to become completely vested. Upon such a Company Event or Termination a cash payment equal to the aggregate stock option exercise price attributable to any then outstanding stock options will be paid to Mr. McIntyre.
      In 1996, the Compensation Committee recommended and the Board of Directors approved Employment Agreements with Louis J. Rampino and Wayne R. Bailey. These Employment Agreements were effective as of February 8, 1996 and have a term of three years, which term automatically extended for an additional three years on February 8, 1998. In 2000, the Compensation Committee recommended and the Board of Directors approved Employment Agreements with Louis J. Rampino, Wayne R. Bailey and Raymond G. Meyers. These Employment Agreements, which were effective as of February 25, 2000, have a rolling 36 month term, such that on each day of employment, the executive has 36 months remaining on his respective Employment

Agreement. The material terms of these agreements provided for base salaries as of the February 25, 2000 effective date of $700,000 for Mr. Rampino, $600,000 for Mr. Bailey and $325,000 for Mr. Meyers. These base salaries will be reviewed annually, and may be increased or decreased at the Committee’s discretion but not below these levels. Current base salary levels are: Mr. Rampino — $800,000, Mr. Bailey — $700,000, and Mr. Meyers — $325,000. These executives also participate in all of the bonus and incentive compensation plans and programs generally available to the senior management of the Company, as well as other employee benefit plans maintained by the Company for its employees. In the event of a “Company Event” (as defined below), or in the event of termination of employment, other than a voluntary termination or a termination by the Company for cause, but including death or total disability (a “Termination”), the Company will pay the executive officer (or his heirs) the equivalent of three years of base salary at the then current rate, along with pro-rata portions of any annual and/or longer term incentive plan(s). In addition, upon such a Company Event or Termination the executive will continue to be provided welfare and other employee benefits for up to three years and the unvested and/or restricted portion of any stock option or restricted stock held by the executive at the time of such Termination will accelerate in full so as to become completely vested and/or unrestricted. Upon such a Company Event or Termination a cash payment equal to the aggregate stock option exercise price attributable to any then outstanding stock options will be paid to the executive.
      In 2003, the Company entered into Management Continuity Agreements with Patrick E. Lamb and Murray L. Zoota, which provide that upon a termination of employment in the event of a Company Event (as defined below), the unvested and/or restricted portion of any stock option and restricted stock held by the executive will accelerate in full so as to become completely vested and/or unrestricted, and providing for a base salary of $250,000 for Mr. Lamb and $450,000 for Mr. Zoota, which are to be reviewed annually, and may be increased or decreased at the Committee’s discretion subject to the terms of this Agreement. Current annual base salaries for Mr. Lamb and Mr. Zoota are $350,000 and $475,000, respectively. These Agreements do not have a specified term. Mr. Lamb and Mr. Zoota will participate in annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefits made available to other senior officers of the respective participating companies. The Company has entered into Management Continuity Agreements with certain other key employees of the Company and its subsidiary companies that have substantially the same terms as those with Mr. Lamb and Mr. Zoota, except for base salary amounts.
      For purposes of the agreements discussed above, a “Company Event” is defined to have occurred when any one of the following events occurs: (i) any “person” or “group” acquires 30% or more of the total voting power represented by outstanding securities of the Company; (ii) the occurrence of certain changes in the composition of the Board of Directors; (iii) the stockholders approve a merger or consolidation of the Company involving a 50% or more change in ownership of the total voting power represented by the Company’s outstanding securities; (iv) the stockholders approve a complete liquidation or sale of all or substantially all of the assets of the Company; or, (v) James A. McIntyre, while serving as Chairman of the Board of Directors, has a conservator of his person appointed or dies.
      For purposes of the agreements discussed above, to the extent that any payments made to the executive by the Company trigger the excise tax pursuant to the Internal Revenue Code (the “Code”) Sections 280G and 4999, or any comparable federal, state or local excise tax, additional payments will be made to the executive so that after taxes, the net economic effect to such executive will be the same as if such taxes did not apply to such executive. These additional payments are referred to as “Gross-Up Payments.”
RETIREMENT AND OTHER BENEFIT PLANS
Investment Incentive Plan (the “401(k) Plan”)
      The 401(k) Plan has qualified as an employee retirement plan under Section 401(a) and 401(k) of the Code. Participation is optional for employees once they are eligible to participate.
      Under the 401(k) Plan, employees may elect to have up to 15% of their eligible compensation deferred and deposited with the plan trustee which will invest the money at the employee’s discretion among a variety of investment funds including Company stock. Employee contributions are matched by the Company at a rate of one dollar for every dollar contributed up to 6% of eligible compensation deferred by the employee. Eligible employees may also make catch-up contributions permitted under the Code. The Company may make additional contributions in its discretion. Company contributions during 2004 to eligible employee participants were in shares of Company common stock. Employees have discretion to diversify out of Company common stock after the Company’s contribution has been allocated into participants’ accounts. All employee contributions are 100% vested. The 401(k) Plan provides that for any participant who is an employee on or after January 1, 2003, the participant’s interest in his or her matching contributions account is 100% vested. Disbursement of the employee’s account balance will occur upon retirement, termination of employment or death. Shares of the Company’s common stock held in the 401(k) Plan and allocated to participants’ accounts are voted by the 401(k) Plan’s Trustee upon instructions from the participants.
Employee Stock Ownership Plan (the “ESOP”)
      In 1989, the Company adopted the ESOP, which is a qualified retirement plan as defined by the Code. Under the ESOP, the Company contributes cash and/or stock to be held in trust for eligible employee participants. Contributions are made in amounts the Board of Directors deems appropriate and reasonable, taking into account the financial performance of the participating companies. In general, contributions have ranged between zero and 15% of the eligible compensation of each eligible participant. The contributions to each eligible participating employee of participating companies are allocated as a percentage of the employee’s eligible compensation. Company contributions during 2004 to eligible employee participants were in shares of Company common stock. Participants vest in their ESOP contributions 20% for each year of service and are fully vested after five or more years of service, as defined in the ESOP.
      On December 31, 2004 the ESOP had no unallocated shares and had 4,296,119 shares of Company common stock allocated to participants’ individual ESOP accounts, representing 5.6% of the outstanding shares of common stock of the Company on that date. Shares of the Company’s common stock held in the ESOP and allocated to participants’ accounts are voted by the ESOP’s Trustee upon instructions from the participants, and by the ESOP committee appointed by the Board of Directors as to any unallocated shares of stock. The committee is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers. Benefits from the ESOP are paid out upon retirement, termination of employment, permanent disability or death.
Excess Benefit Plan (the “EPB”)
      The EBP was adopted by the Board of Directors in 2003 as a mechanism to insure that participants who are subject to limitations on ESOP contributions under Section 415 of the Code receive the full benefit of the annual ESOP contribution declared by the Board of Directors. Contributions allocated in 2004, for the 2003 plan year, to the ESOP are limited by Section 415 of the Code to 100% of a participant’s total eligible compensation or $40,000, whichever is less. Contributions allocated in 2005, for the 2004 plan year, to the ESOP are limited by Section 415 Code to 100% of a participant’s total eligible compensation or $41,000, whichever is less. If this limitation prevents a participant from receiving a full ESOP contribution, the Company credits an amount equal to the excess contribution that would have otherwise been made to the ESOP to a bookkeeping account for the participant under the EBP, which is then deemed to be invested in shares of the Company’s common stock. The Company contributes an equal number of shares of the Company common stock to a grantor trust. The assets of the grantor trust remain those of the Company (and are subject to the claims of the Company’s creditors) until the EBP benefits are paid out upon termination of employment or death or termination of the EBP. Shares of the Company’s common stock held in the grantor trust are voted by the trustee of the grantor trust upon instructions from the EBP administrative committee appointed by the Board of Directors. The EBP administrative committee, in its discretion, has traditionally taken into account participants’ requests on how shares of the Company’s common stock held by the grantor trust are to be voted. The EBP does not require the administrative committee to do so and the administrative committee is not required to direct the trustee to vote proxies as requested by EBP participants. The committee is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers.

Supplemental Executive Retirement Plan (the “SERP”)
      The SERP is a mechanism for providing full benefits to those executives subject to Code limitations and eligible to participate in this plan. These limits may affect (i) the amount of eligible compensation permitted to be deferred into the Company’s 401(k) Plan, (ii) the amount of matching contributions the Company may make with respect to deferrals, and (iii) the amount of any ESOP contribution declared by the Board to be allocated to the ESOP. In addition, employee compensation deferrals under the SERP, in combination with the employee’s 401(k) compensation deferrals, may equal up to 100% of total eligible compensation. Additionally, the Company in its discretion may elect to make additional “contributions” on behalf of participants. These amounts are credited to individual bookkeeping accounts for participants. Unless otherwise provided by the Board of Directors with respect to discretionary “contributions”, participants are vested in the amounts credited to their accounts. The SERP is a non-qualified plan within the meaning of the Code. The Company contributes amounts equal to compensation deferrals, Company contributions and discretionary “contributions” under the SERP to a grantor trust. The assets of the grantor trust remain those of the Company (and are subject to the claims of the Company’s creditors) until SERP benefits are paid out upon termination of employment, death, or termination of the SERP. Amounts credited to participants’ accounts are initially deemed to be invested in shares of Company common stock; however, participants may thereafter change the deemed investment of their accounts in accordance with rules established by the SERP administrative committee. Shares of the Company’s common stock held in the grantor trust are voted by the trustee of the grantor trust upon instructions from the SERP administrative committee appointed by the Board of Directors. The SERP administrative committee, in its discretion, has traditionally taken into account participants’ requests on how shares of the Company’s common stock are to be voted. The SERP does not require the administrative committee to do so and the administrative committee is not required to direct the trustee to vote proxies as requested by SERP participants. The committee is currently comprised of Louis J. Rampino, Wayne R. Bailey, Patrick E. Lamb and Raymond G. Meyers.
      After December 31, 2004 no additional deferrals will be accepted into the SERP that was in effect during 2004. As a result of recently passed federal legislation relating to supplemental executive retirement plans, the Board of Directors approved a new SERP (“SERP II”) in November 2004 that is similar to the SERP in effect during 2004 except that it is designed to comply with the new legislation. Balances will continue to be maintained in the SERP accounts. Effective January 1, 2005 all future contributions will be allocated to the SERP II. Company contributions under the SERP II will be made in cash, and deemed investments in Company common stock are not available under the SERP II. The administrative committee for the SERP II is the same as for the SERP.
1997 Stock Plan (the “1997 Plan”)
      In April 1997, the Board of Directors approved the 1997 Plan. The 1997 Plan became effective upon approval by the Company’s stockholders in May 1997 and will continue in effect for a term of ten years unless earlier terminated. The 1997 Plan provides a long term compensation opportunity for the officers and certain key employees of the Company and its subsidiaries, and is designed to attract and retain these individuals and to align interests of such individuals with those of the stockholders through equity ownership.
      Stock options granted under the 1997 Plan may be either incentive stock options, as defined in Section 422 of the Code, or non-statutory stock options. Non-statutory stock options and awards of rights to purchase shares of the Company’s common stock (“Stock Rights”) may be granted under the 1997 Plan to employees, directors and consultants of the Company or of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. A Stock Right may award the recipient shares of common stock, or may give the recipient the right to purchase common stock. Shares received or purchased pursuant to a Stock Right are subject to a restricted stock agreement between the Company and the recipient. Unless the 1997 Plan administrator determines otherwise, such agreement gives the Company a reacquisition option exercisable upon the termination of the recipient’s employment, directorship or consulting relationship with the Company. All shares of common stock awarded as Stock Rights under the 1997 Plan are subject to the Company’s reacquisition option and may not be sold by the recipients until these restrictions lapse. The reacquisition option lapses at a rate determined by the 1997 Plan administrator. Restricted stock awards under the 1997 Plan have generally had terms ranging from two to ten years. Depending on the term of each award, the applicable percent (i.e., 50%, 33.3%, 25%, 10%, etc.) of each 1997 Plan participant’s shares are generally released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the 1997 Plan participant’s status as an employee, director or consultant has not terminated and the Company has not exercised its reacquisition option. Pending release of the restrictions, all of the Stock Right shares issued under the 1997 Plan are held in escrow by the Company for the account of each 1997 Plan participant. Forfeited 1997 Plan shares are retired and become available for reissuance under the 1997 Plan’s authorized shares. Upon a Change of Control of the Company, 100% of the restricted shares awarded under the 1997 Plan outstanding at that time will become unrestricted and will be released from the Company’s reacquisition option. Under the terms of the officers’ employment agreements and/or management continuity agreements, upon the occurrence of a Company Event, the release of restrictions will be accelerated on any restricted shares issued to them such that all such shares will become completely unrestricted. See “Employment Agreements.”
      The 1997 Plan is administered by the Compensation Committee of the Board of Directors. Participants are entitled to the rights of stockholders with respect to shares issued to them under the 1997 Plan, including the right to vote such shares and to receive cash and stock dividends, subject to the restrictions under the 1997 Plan. The number of shares of common stock awarded under and subject to the 1997 Plan will be proportionately adjusted for stock dividends and stock splits. As of March 31, 2005, 2,644,314 shares of common stock (as adjusted for the two-for-one stock split distributed on December 10, 1998) were reserved for issuance under the 1997 Plan, including forfeitures and the shares available for grant under the 1989 Plan that have poured over into the 1997 Plan since May 8, 1997. Under the terms of the 1997 Plan, annually in May, an increase will be made to the shares authorized for issuance under the 1997 Plan in an amount equal to (i) the number of shares awarded under the 1997 Plan during the preceding year or (ii) a lesser amount determined by the Board of Directors. The number of shares of common stock awarded under the 1997 Plan will be proportionately adjusted for stock dividends and stock splits.
      During 2004, 437,505 shares of restricted common stock were issued under the 1997 Plan, of which 199,515 restricted shares were awarded to the Named Executive Officers. In February 2005, 625,400 shares were awarded under the 1997 Plan, of which 426,700 were awarded to the Named Executive Officers. As of March 31, 2005 there were 2,558,615 restricted shares of common stock that were still subject to the Company’s reacquisition option. There are no outstanding stock options under the 1997 Plan.
1995 Restricted Stock Award Plan, As Amended (the “1995 Plan”)
      In November 1995, the Board of Directors approved the 1995 Plan. The 1995 Plan became effective upon adoption by the Board in November 1995 and will continue in effect for its term of ten years unless earlier terminated. The 1995 Plan is a long term employee benefit plan for officers, directors and employees that is designed to attract and retain these individuals and to maximize stockholder value by aligning the interests of such individuals with those of the stockholders through equity ownership. The 1995 Plan’s goals are to be achieved by providing participants with awards of restricted common stock.
      All shares of common stock awarded under the 1995 Plan are subject to the Company’s reacquisition option and may not be sold by the 1995 Plan participants until this option lapses. Restricted stock awards under the 1995 Plan have generally had terms of four or ten years. Depending on the term of each award, the applicable percent (i.e., 25%, 10%) of each 1995 Plan participant’s shares are generally released from the Company’s reacquisition option on the first designated release date and on each of the applicable anniversaries thereafter, provided that the 1995 Plan participant’s status as an employee or director has not terminated and the Company has not exercised its reacquisition option. All of the shares issued under the 1995 Plan are held in escrow by the Company for the account of each 1995 Plan participant pending the release from the Company’s reacquisition option. If 1995 Plan shares are forfeited to the Company, they will become available for future awards under the 1995 Plan. Upon a Change of Control of the Company, 100% of the shares awarded under the 1995 Plan will become unrestricted and will be released from the Company’s reacquisition option. Under the terms of the officers’ employment agreements and/or management continuity agreements, upon the occurrence of a Company Event, the release of restrictions will be accelerated on any restricted shares issued to them such that all such shares will become completely unrestricted. See “Employment Agreements.”
      The 1995 Plan is administered by the Compensation Committee of the Board of Directors. Participants are entitled to the rights of stockholders with respect to shares awarded to them under the 1995 Plan, including the right to vote such shares and to receive cash and stock dividends, subject to the restrictions under the 1995 Plan. The number of shares of common stock awarded under the 1995 Plan will be proportionately adjusted for stock dividends and stock splits.
      No awards were granted under the 1995 Plan during 2004. As of March 31, 2005, there had been 3,759,310 restricted common stock shares awarded and issued, net of forfeitures, pursuant to the 1995 Plan since its inception. As of March 31, 2005, there were 413,802 of such shares that were still subject to restriction pursuant to the Company’s reacquisition option. The numbers of shares have been adjusted to reflect the effect of stock splits and a stock dividend distributed by the Company after the grant dates of the respective restricted stock awards. In 2004 no shares of restricted stock were awarded under the 1995 Plan.
Amended 1989 Non-Qualified Stock Option Plan (the “1989 Plan”)
      In 1989 the Board adopted, and the stockholders approved, the 1989 Plan which is administered by the Compensation Committee of the Board. Subsequently, the Board adopted and the stockholders approved amendments to the 1989 Plan. The 1989 Plan provides long term compensation opportunities for officers of the Company and certain key subsidiary executives. Stock options were granted to such individuals in each year from 1989 to 1994, and provide for the right to acquire shares of the common stock of the Company at a price based upon the fair market value on the date of grant. In determining the number of options to grant to each executive, the Committee used a salary multiple calculation that was set at levels consistent with the ranking of their respective positions. Non-employee directors were granted stock options under the non-discretionary provisions of the 1989 Plan in each year from 1989 to 1995. Stock options granted under the 1989 Plan have a term of ten years, and vested annually at the rate of 25% per year beginning on the first anniversary of the date of grant. Following adoption and approval of the 1997 Plan, all shares available for awards under the 1989 Plan flowed into the 1997 Plan, such that no additional awards will be made under the 1989 Plan. If 1989 Plan shares are forfeited they become available for issuance under the 1997 Plan. As of March 31, 2005 there were 468,000 stock options outstanding under the 1989 Plan. There are no shares available for grant under the 1989 Plan.
Group Variable Universal Life Insurance Program (the “GVUL”)
      In November 2002, the Company implemented a Group Variable Universal Life Insurance Program. This program replaced the Split-Dollar Life Insurance Program that was terminated in October 2002. The GVUL also replaced the basic group term life insurance coverage paid by the Company for eligible employees. Participants under the GVUL plan are provided with individual permanent life insurance policies, with death benefit limits of 2 or 2 1/2 times compensation (depending upon the individual participant’s position with the Company). The GVUL includes permanent and portable life insurance protection and includes an additional tax-advantaged investment opportunity. The Company pays all premiums for this plan. GVUL policies are owned by the participants. Upon a participant’s termination of employment the participant has the ability to continue the life insurance policy by taking personal responsibility for payment of the policy premium.
Long Term Incentive Compensation Plan
      The 2002 Long Term Incentive Compensation Plan is a three-year plan for the performance period January 1, 2002 through December 31, 2004 (the “2002 LTICP”). The 2002 LTICP is designed to promote the growth and increased value of the Company by providing incentive to executives and other key employees to achieve the cumulative pretax earnings targets of the Company. The 2002 LTICP provides for a bonus opportunity dependent upon the Company achieving a predetermined cumulative pretax earnings target during the three-year period as a function of a participant’s base salary. At the inception of the 2002 LTICP, the Board of Directors, on the recommendation of the Compensation Committee, designated participants and earnings targets and approved minimum, target and maximum cash bonus award levels under the 2002 LTICP based upon achievement of 80% to 120% of the predetermined three-year cumulative pretax earnings target. In 2005 the Committee authorized the payouts of the earned bonuses based upon the level of earnings achieved. Bonuses under the 2002 LTICP were paid in cash.
Executive Officer Long Term Incentive Compensation Plan
      In 2004, the Compensation Committee adopted the Executive Officer Long Term Incentive Compensation Plan (the “Long Term Plan”) which is structured to satisfy the requirements for performance-based compensation within the meaning of Section 162(m) of the Code. The Company’s stockholders approved the Long Term Plan in 2004. The Long Term Plan is a three-year plan designed to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation. Bonus opportunities under the Long Term Plan are dependent upon the Company achieving a predetermined cumulative pretax earnings target during the three-year period as a function of an executive’s base salary for the period. The Long Term Plan relates to all executive officers. Executive officers who participate in the Long Term Plan will not participate in the LTICP for the same performance period. Generally, the Compensation Committee approves minimum, target and maximum cash bonus award levels under the Long Term Plan based upon achievement of 80% to 120% of a predetermined three-year cumulative pretax earnings target. At the conclusion of the three-year performance period, the Committee will determine whether, and the extent to which the earnings target has been achieved, and if achieved, will authorize payout of bonuses to the executive officers under the Long Term Plan. An average of the executive’s salary at year end for each of the three years will be used in the bonus calculation. Bonuses will be paid in cash equal to 100% of the amount of the cash bonus earned and may also include an award of shares of restricted common stock of up to 100% of the amount of the cash bonus earned. The number of shares of restricted stock received will be determined by dividing up to 100% of the amount of the cash bonus earned under the Long Term Plan by the fair market value of Fremont General’s common stock on the date of grant pursuant to the Long Term Plan. The restricted stock will be granted under the 1997 Stock Plan or a successor plan. Participants and earnings targets under the Long Term Plan for the three-year period January 1, 2005 through December 31, 2007 (the “2005 Long Term Plan) have been approved by the Compensation Committee.
Executive Officer Annual Bonus Plan
      In 2004, the Compensation Committee adopted the Executive Officer Annual Bonus Plan (the “Annual Plan”), a plan designed to promote the success of the Company by providing performance incentives in a manner that preserves, for tax purposes, the Company’s ability to deduct that compensation under Section 162(m) of the Code. The Company’s stockholders approved the Annual Plan in 2004. The Annual Plan relates to all executive officers. Participants and earnings targets were designated at the beginning of 2004 by the Compensation Committee and ratified by the Board of Directors for the performance period beginning on January 1, 2004 through December 31, 2004 (the “2004 Annual Plan”). At the beginning of 2004, the Committee designated pretax earnings targets and approved minimum, target and maximum bonus award levels, as a percent of salary, for the executive officers under the 2004 Annual Plan, based upon achievement of 80% to 120% of the 2004 pretax earnings targets. Salary levels at year end are used to calculate bonuses. At the end of the one-year performance period, the Committee determined the extent to which the 2004 pretax earnings target had been achieved and authorized bonuses to be paid to the executive officers under the 2004 Annual Plan. The bonuses were paid in cash at 100% of the amount of the cash bonus earned plus an award of shares of restricted common stock equal to 100% of the amount of the cash bonus earned in accordance with the 2004 Annual Plan. The number of shares of restricted stock were determined by dividing 100% of the amount of the cash bonus earned under the 2004 Annual Plan by the fair market value of Fremont General’s common stock on the date of grant. The grant of restricted stock was made pursuant to the 1997 Plan and includes dividend rights. See “Executive Compensation — Summary Compensation Table.” Participants and earnings targets under the Annual Plan for the period January 1, 2005 through December 31, 2005 (the “2005 Annual Plan”) have been approved by the Compensation Committee.

Personal Liability Insurance Program
      In June 1997, the Company adopted a Personal Liability Insurance Program for executive officers and certain other key employees. Participants under this program are provided with personal liability protection of $2 million to $15 million, depending upon the individual participant’s position with the Company.
Long Term Disability Insurance Program
      In June 2002, the Company implemented an Individual Income Protection Policy for executive officers and certain other key employees to supplement their group long term disability coverage that is limited due to plan levels. This plan provides for replacement of up to 75% of basic monthly earnings of the respective participant, less group long term disability benefits to $5,000, due to an injury or sickness that prevents them from performing the duties of their occupation. The Company pays the cost for this program.
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
      Except as otherwise provided, the following table sets forth certain information as of March 31, 2005 with respect to shares of the Company’s common stock held by the only persons known to the Company to be the beneficial owners of more than 5% of such stock. For purposes of this proxy statement, the term “beneficial ownership” of securities as used herein is defined in accordance with the rules of the SEC and means generally the power to vote or to exercise investment discretion with respect to securities, regardless of any economic interests therein, or to acquire securities on or within 60 days of the applicable date of determination. The following table also sets forth certain information as of March 31, 2005 with respect to shares of the Company’s common stock beneficially owned by each director, Named Executive Officer and by all directors and executive officers as a group. On March 31, 2005, the Company had 77,855,284 shares of common stock outstanding.
Common Stock Beneficially Owned

	Amount and Nature
	of Beneficial
	Ownership		Percent
Name	(Shares)		of Class

James A. McIntyre	9,801,245	(1)(2)	12.5%
FMR Corp.	3,977,950	(3)	5.1%
Louis J. Rampino	1,320,732	(2)(4)	1.7%
Wayne R. Bailey	652,122	(5)	*
Patrick E. Lamb	184,226	(6)	*
Raymond G. Meyers	215,723	(7)	*
Murray L. Zoota	355,581	(8)	*
Robert F. Lewis	148,216	(9)	*
Dickinson C. Ross	89,118	(10)	*
Russell K. Mayerfeld	26,000	(11)	*
Thomas W. Hayes	25,500	(12)	*
All directors, nominees, Named Executive Officers and executive officers as a group (11 persons)	12,978,305	(1,2,4-12)	16.6%

*	Less than 1%.

(1)	Includes (i) 3,885,495 shares held by the James A. McIntyre Living Trust under which James A. McIntyre is the trustee and holds a vested beneficiary ownership, (ii) 50,700 shares held by the James A. McIntyre Grandchildren’s Trust under which Mr. McIntyre is the trustee, (iii) 3,000,000 shares held by the Padaro Partnership, L.P. The James A. McIntyre Living Trust (of which Mr. McIntyre is trustee and holds a vested beneficiary interest) as general partner, owns 66.7% of the common stock interest (2,000,000 shares) held in the Padaro Partnership, L.P. James A. McIntyre, as the limited partner, owns 33.3% (1,000,000 shares) of the common stock interest held in the Padaro Partnership, L.P. and holds a vested beneficiary interest, (iv) 300,000 stock option shares which Mr. McIntyre has the right to exercise within 60 days of the date of the table, (v) 875,430 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans, (vi) 579,580 shares of restricted common stock, and (vii) 1,110,040 shares held in the McIntyre Foundation in which Mr. McIntyre has no pecuniary interest but shares dispository power through his position on its board of directors. In addition, 36,820 units of Company 9% Preferred Securities are held by the James A. McIntyre Living Trust, 1,800 units of the Preferred Securities are held by the James A. McIntyre Grandchildren’s Trust and 32,180 units of the Preferred Securities are held by the McIntyre Foundation, less than 1% of the Preferred Securities issued and outstanding.

(2)	Includes shares (“option shares”) which directors, nominees, Named Executive Officers and executive officers own directly or indirectly, or have a right to acquire on or within 60 days of March 31, 2005 through the exercise of stock options granted under the 1989 Plan.

(3)	FMR Corp., whose address is 82 Devonshire Street, Boston, Massachusetts 02109, reported in its Schedule 13G dated February 14, 2005, that it was the beneficial owner of such shares and stated that it has shared voting and sole dispositive powers with respect to 3,767,540 of such shares and sole voting and dispositive powers with respect to 210,410 such shares. The Company is unaware of any subsequent change in FMR Corp.’s beneficial ownership.

(4)	Includes (i) 524,752 restricted shares awarded under the 1995 Plan and 1997 Plan, (ii) 291,116 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans, and (iii) 160,000 stock option shares which Mr. Rampino has the right to exercise within 60 days of the date of the table.

(5)	Includes (i) 420,760 restricted shares awarded under the 1995 Plan and 1997 Plan and (ii) 215,978 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans.

(6)	Includes (i) 115,530 restricted shares awarded under the 1995 Plan and 1997 Plan and (ii) 68,696 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans. In addition, Mr. Lamb owns 1,200 units of the Preferred Securities, less than 1%.

(7)	Includes (i) 151,560 restricted shares awarded under the 1995 Plan and 1997 Plan and (ii) 64,163 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans. In addition, Mr. Meyers owns 2,700 units of the Preferred Securities, less than 1%.

(8)	Includes (i) 51,500 shares held by the Zoota Family Trust, of which Mr. Zoota is a trustee and holds a vested beneficiary interest, (ii) 233,860 restricted shares awarded under the 1995 Plan and 1997 Plan and (iii) 70,221 shares owned directly or beneficially through the trustee(s) of the employee retirement or other benefit plans.

(9)	Includes (i) 8,392 shares held as Custodian for his sons U/ CA/ UTM and (ii) 6,000 restricted shares awarded under the 1997 Plan.

(10)	Includes (i) 65,704 shares held by the D. C. Ross Separate Property Trust, of which Mr. Ross is the trustee and holds a vested beneficiary interest, (ii) 16,914 shares held by the Ross Community Property Trust, of which Mr. Ross is a trustee and holds a vested beneficiary interest and (iii) 5,200 restricted shares awarded under the 1995 Plan. In addition, Mr. Ross’ wife owns 1,300 shares of common stock and 500 shares of the Preferred Securities through her separate property trust for which Mr. Ross disclaims beneficial ownership.

(11)	Includes 18,000 restricted shares awarded under the 1997 Plan.

(12)	Includes 18,500 shares held by the Hayes Family Trust, of which Mr. Hayes is a trustee and holds a vested beneficiary interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      During 2004, and as of the date of this proxy statement, there have been no relationships, transactions or currently proposed transactions between the Company or any of its subsidiaries and any executive officer, director, nominee for director, 5% beneficial owner of the Company’s common stock, or member of the immediate family of the aforementioned in which one of these individuals or entities had an interest of more than $60,000.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on review of reports received by the Company or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2004, all the Reporting Persons complied with all applicable Section 16(a) filing requirements, except that James A. McIntyre, Patrick E. Lamb and Raymond G. Meyers each failed to timely file one Form 4. In addition, each of the Reporting Persons failed to timely file on Form 4 reports in 2002, 2003 and 2004 acquisitions in their respective SERP accounts under routine payroll contributions, company matching contributions and dividend reinvestments, even though their aggregate SERP holdings had been reported on each Form 4 filed during those years.

ITEM 2
SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
      The firm of Ernst & Young LLP, independent certified public accountants, has served as the Company’s principal independent auditor since 1972, and is familiar with the business and operations of the Company and its subsidiaries. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to answer appropriate questions.
      In February 2005, the Audit Committee approved the firm of Ernst & Young LLP to be the Company’s independent certified public accountants for the year 2005, to audit the books of account and records of the Company and to make a report thereon to the stockholders and the Board of Directors. Ratification of Ernst & Young LLP as the Company’s auditor for the year 2005 will be submitted to the stockholders for their approval at the Annual Meeting.
      Neither the Company’s articles of incorporation or bylaws require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent certified public accountants. The Company is doing so because it believes it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP and may, nonetheless, retain such independent certified public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
      The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent auditor. The Audit Committee understands the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our financial statements, and obtains non-audit services from Ernst & Young LLP only when the services offered by Ernst & Young LLP are more effective or economical than services available from other service providers. In accordance with its Charter, the Audit Committee pre-approves all auditing and non-auditing services to be performed by the independent auditor. The Audit Committee’s Charter is included in this proxy statement as Appendix A.
      The Audit Committee considered the compatibility of non-audit services provided by Ernst & Young LLP with maintaining the auditor’s independence. The Audit Committee pre-approved all non-audit service fees paid to Ernst & Young LLP, which are described below. Based on its review, the Audit Committee determined that the auditor’s independence relative to financial audits was not jeopardized by the non-audit services. The aggregate fees billed for professional services by Ernst & Young LLP for 2004 and 2003 for their services to the Company were:
Principal Accounting Firm Fees

	For the Year Ended
	December 31,

	2004		2003

Audit Fees	$1,567,125	(1)	$754,980	(2)
Audit-Related Fees	560,055	(3)	180,000	(4)
Tax Fees	190,959	(5)	343,043	(5)
All Other Fees	—		—

Total	$2,318,139		$1,278,023

(1)	Includes audit fees of $665,600 for internal control attestation.

(2)	Includes audit fees of $37,480 attributable to the 2002 audit.

(3)	Includes audit-related services of $290,080 for securitization and net interest margin transactions; $222,500 for observation and feedback on the internal control review process and $47,475 for the annual audit of the Company’s benefit plans.

(4)	Includes audit-related services of $140,000 for securitization and net interest margin transactions and $40,000 for the annual audit of the Company’s qualified benefit plans.

(5)	Tax fees related to tax compliance, analysis, advice and planning, primarily related to the Company’s discontinuance of its workers’ compensation insurance operations.
      In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees the Company paid Ernst & Young LLP for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, attestation of management’s report on internal control over financial reporting and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related Fees” includes fees for the annual audit of the Company’s qualified benefit plans, fees for securitization and net interest margin transactions and for observation and review of the internal review process. “Tax Fees” are fees for tax compliance, tax analysis, tax advice and tax planning. “All Other Fees” would include fees for any services not included in the first three categories.
      The Audit Committee pre-approves all audit services and non-auditing services to be performed by the independent auditor. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the Securities and Exchange Commission. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members but the decision must be reported to the full Audit Committee at the next regularly scheduled meeting. Our Audit Committee reviews and evaluates the lead partner of the independent auditor and requires that Ernst & Young LLP audit partners be rotated at least every five years.
      The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP as independent auditor. If not otherwise specified, proxies will be voted “FOR” Ernst & Young LLP as the Company’s independent auditor for 2005.
ANNUAL REPORT TO STOCKHOLDERS AND ADDITIONAL INFORMATION
      The Company’s Annual Report for the fiscal year ended December 31, 2004 was mailed on or about April 19, 2005 to stockholders of record on April 7, 2005. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material, except as otherwise expressly provided.
      The Company will provide, without charge, to any stockholder who so requests in writing, a copy of the Company’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2004, without exhibits, the Company’s Guidelines on Significant Governance Issues, charters of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee, and/or the Code of Ethics for Senior Financial Officers. Each of these documents may also be viewed at Fremont General’s Internet website at www.fremontgeneral.com. The governance documents are included in this Proxy Statement as Appendix A through Appendix E. Requests for copies of any of these documents should be directed to Marilyn I. Hauge, Vice President and Assistant Secretary of the Company, at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404. You may also view the Form 10-K and the Proxy Statement, which includes the governance documents, at the SEC’s website at www.sec.gov.
2006 ANNUAL MEETING — RECEIPT OF STOCKHOLDER PROPOSALS
AND DIRECTOR NOMINEES
      Any stockholder proposal must be submitted in writing to Alan W. Faigin, Secretary of the Company, at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, and received by December 20, 2005 if it is to be considered for inclusion in the Company’s 2006 proxy materials. Any such proposal must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Stockholders wishing to suggest candidates to the Governance and Nominating Committee for consideration as directors may do so by submitting a written notice to the Secretary of the Company. The notice must include the candidate’s name, address, biographical information, qualifications and shares held. The Governance and Nominating Committee will consider any nominee that is properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to nominate a director candidate for the 2006 Annual Meeting, notice of the nomination must be received by the Company by December 20, 2005.
      If a stockholder submits a proposal at the Company’s Annual Meeting of Stockholders to be held in 2006 other than in accordance with Rule 14a-8, and does not provide notice of such proposal to the Company by March 5, 2006, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.
OTHER MATTERS
      The Board of Directors does not know of any matter to be presented for consideration at the Annual Meeting that is not listed on the Notice of Annual Meeting and discussed above. If any such other business should properly come before the Annual Meeting, the shares represented at the Annual Meeting by the proxies and voting instructions solicited hereby will be voted in accordance with the judgment of the proxy holders.

By Order of the Board of Directors

Alan W. Faigin, Secretary
Dated: April 19, 2005

APPENDIX A
FREMONT GENERAL CORPORATION
AUDIT COMMITTEE CHARTER
      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Fremont General Corporation, a Nevada corporation (“the Company”), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal and external auditors.
      The Audit Committee shall consist of three or more directors and all members of the Audit Committee will be directors who meet the knowledge and independence requirements of applicable law and The New York Stock Exchange in effect from time to time. The members of the Audit Committee shall be appointed by the Board of Directors. At least one member of the Audit Committee will qualify as an “audit committee financial expert” as defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission and any applicable New York Stock Exchange rules. The “audit committee financial expert” determination will be made by the Company’s Board of Directors.
      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
      The Audit Committee shall make regular reports to the Board.
      The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Be solely responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, the termination and replacement of such firm. The independent auditor shall report its findings to and be ultimately accountable to the Audit Committee.

3. Pre-approve all auditing services and non-auditing services to be performed by the independent auditor. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor, on an individual basis or pursuant to policies and procedures established by the Audit Committee in accordance with Section 2-01 of Regulation S-X of the Securities and Exchange Commission. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members but the decision must be reported to the full Audit Committee at the next regularly scheduled meeting.

4. Review and evaluate the lead partner of the independent auditor and ensure that audit partners of the independent auditor rotate as required by Section 2-01 of Regulation S-X of the Securities and Exchange Commission.

5. Set hiring policies for employees and former employees of the independent auditor.

6. Review the annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K) with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

7. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments, if any, made in connection with the preparation of the Company’s financial statements.

8. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q.

9. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

10. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

11. Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Audit Committee, take appropriate action to insure the independence of the auditor.

12. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor.

13. Review the appointment and replacement of senior internal auditing executives.

14. Review the significant reports to management prepared by the internal auditing department and management’s responses.

15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

17. Obtain reports from management, the Company’s senior internal auditing executives and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics.

18. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

19. Discuss with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but were not made.

20. Discuss periodically with management, internal auditors and the independent auditor the Company’s policies with respect to risk assessment and risk management.

21. Review with management, internal auditors and the independent auditor the adequacy and effectiveness of the Company’s accounting and financial controls and the effect of any regulatory or accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

22. Obtain a report or reports from the independent auditor regarding all critical accounting policies and practices used by the Company, all alternative treatments of financial information within GAAP that have been discussed with management (including the ramifications of the use of such treatments and the treatments preferred by the independent auditors), and other material written communications between the independent auditor and management.

23. Obtain a report from the independent auditor at least annually regarding the independent auditor’s internal quality control procedures and addressing the issues required by the rules of The New York Stock Exchange.

24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters.

25. Discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

26. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b) Any changes required in the planned scope of the audit.

(c) The audit staff’s responsibilities, budget and staffing.

(d) Any material communications between the audit team and the independent auditor’s national office regarding auditing or accounting issues the engagement presents.

27. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

28. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct and Ethics.

29. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

30. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

31. Annually evaluate the performance of the Audit Committee.
      The Audit Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Audit Committee, determines. A special meeting of the Audit Committee may be called by the Chairperson and will be called promptly upon the request of two Audit Committee members. The agenda for each meeting will be approved by the Chairperson and circulated to each member prior to the meeting. Unless the Audit Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Audit Committee. The Audit Committee has the power to appoint subcommittees.
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.
* * * *

APPENDIX B
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF FREMONT GENERAL CORPORATION
      1. Purpose. The purpose of the Compensation Committee (the “Committee”) is to discharge the responsibilities of the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”) relating to compensation of the Company’s executives and directors, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and to take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.
      The Company’s compensation policies should be designed to allow the Company to recruit and retain superior talent and create a significant direct relationship between pay and benefit levels and performance. Compensation payable to the Company’s executives should provide overall competitive pay and benefit levels, create proper incentives to enhance the value of the Company, and reward superior performance.
      2. Membership. The Committee will be comprised of two or more directors. All members of the Committee will be independent directors (as determined by the Board) under the independence requirements of the New York Stock Exchange and who qualify as non-employee directors under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “34 Act”), and outside directors under Internal Revenue Code Section 162(m) and applicable law. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board.
      3. Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following, to the fullest extent permitted by applicable law and the Corporation’s Restated Articles of Incorporation and Bylaws:

(a) Compensation Policies. Review, evaluate and make recommendations to the full Board with respect to management’s proposals regarding the Company’s overall compensation policies.

(b) Chief Executive Officer (“CEO”) Compensation and Goals. Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level (including, but not limited to, salary, long and short-term incentive plans, retirement plans, deferred compensation plans, equity award plans and change in control or other severance plans, as the Committee deems appropriate) based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

(c) Executive Officers. Consider and approve the selection, retention and remuneration arrangements for other executive officers and establish, review and approve compensation plans in which any executive officer is eligible to participate. Such remuneration arrangements can include long and short-term incentive plans, retirement plans, deferred compensation plans or equity award plans or change in control or other severance plans, as the Committee deems appropriate. Notwithstanding the foregoing, any awards and contractual arrangements for the top five executive officers (including the CEO) that are intended to be exempt under Internal Revenue Code Section 162(m) will be made by the Committee.

(d) Other Senior Officers and Employees. Receive and evaluate performance target goals for the senior officers and employees (other than executive officers) and review periodic reports from the CEO as to the performance and compensation of such senior officers and employees.

(e) Incentive Compensation Plans. Make recommendations to the Board with respect to the Company’s incentive-compensation plans and equity-based compensation plans. Notwithstanding the foregoing, the Committee shall grant stock options and performance based awards designed to be exempt under Internal Revenue Code Section 162(m).

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(f) Overall Review of Other Plans. Except as otherwise determined by the Board, review the other compensation plans of the Company in light of Company and plan objectives, needs, and current benefit levels, and approve any amendments.

(g) Board. Recommend to the Board of Directors the compensation for the Board and committee members.

(h) Annual Report. Produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

(i) Review and Publication of Charter. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Publish the Charter as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

(j) Annual Review. Annually review the Committee’s own performance.

(k) Other Actions. Take such other actions as may be requested or required by the Board from time to time.
      4. Meetings. The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be approved by the Chairperson and circulated to each member prior to the meeting. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.
      5. Minutes. Minutes of each meeting will be kept with the regular corporate records.
      6. Subcommittees. The Committee has the power to appoint subcommittees.
      7. Reliance; Experts; Cooperation.
      7.1 Retention of Independent Counsel and Advisors. The Committee has the power, in its discretion, to retain at the Company’s expense such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

(a) The Board delegates to the Committee the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Charter. If the Committee decides in its discretion to retain such a firm, the Board delegates to the Committee the sole authority to retain and terminate any such firm and to approve the firm’s fees and other retention terms.
      7.2 Reliance Permitted. In carrying out its duties, the Committee may act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.
      7.3 Investigations. The Committee has the authority to conduct any investigation it deems necessary or appropriate to fulfilling its duties.
      8. Reports to the Board. The Compensation Committee shall make regular reports to the Board of Directors.
* * * *

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APPENDIX C
CHARTER OF THE GOVERNANCE AND
NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS OF
FREMONT GENERAL CORPORATION
Purpose of Committee
      The purpose of the Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”) is to identify individuals qualified to become members of the Board and recommend individuals to the Board for nomination as members of the Board and its committees, to develop and recommend to the Board a set of corporate governance principles applicable to the Company and oversee an evaluation process of the Board and management. The Committee shall report to the Board on a regular basis and not less than once a year.
Committee Membership
      The Committee shall consist solely of three or more members of the Board, each of whom, in the business judgment of the Board, shall satisfy the applicable independence requirements of The New York Stock Exchange and any other applicable regulatory requirements.
      The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.
Committee Structure and Operations
      The Board shall designate one member of the Committee as its chairperson. The committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.
Committee Duties and Responsibilities
      The following are the duties and responsibilities of the Committee:

1. To make recommendations to the Board from time to time as to changes to the size of the Board that the Committee believes to be desirable.

2. To develop and review the criteria for selecting new directors, including standards of director independence.

3. To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee may consider candidates proposed by management or stockholders, but is not required to do so.

4. To identify Board members qualified to fill vacancies on any committee of the Board and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the

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factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

5. To review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

6. To evaluate the nature, structure and operations of other Board committees.

7. To take such steps as the Committee deems necessary or appropriate with respect to the oversight of the evaluation of the Board, each Board committee and management.

8. Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year and recommend changes to the Board.

9. Prepare and issue the evaluation required under “Performance Evaluation” below.

10. Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Performance Evaluation
      The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
Delegation to Subcommittee
      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
Resources and Authority of the Committee
      The Committee shall have the resources and authority appropriate to discharge its duties in a responsible manner, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm’s fees and other retention terms.
*****

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APPENDIX D
FREMONT GENERAL CORPORATION
GUIDELINES ON SIGNIFICANT GOVERNANCE ISSUES
      Mission of the Board of Directors. The responsibility of the Company’s Board of Directors (the “Board”) is to review and regularly monitor the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. The Board will seek to enhance stockholder value over the long term.
      The Board believes that its objectives will be best served by following the fundamental corporate governance principles described in this document and the charters of its various committees. Collectively, these principles demonstrate the Board’s accountability and its desire that the Company achieve superior business results.
      In fulfilling its obligations, the Board will consider legal, public policy and ethical standards, the interests of its stockholders and, as appropriate, the interest of its debt-holders, customers, employees, suppliers and the communities in which the Company operates.
      These guidelines are not intended to change or interpret any law or regulation, or the Certificate of Incorporation or Bylaws of the Company.

1.	Structure of the Board
      1.1 Size. Our Board presently has seven members. This size is satisfactory under current circumstances, but will be adjusted upward or downward to reflect the changing needs of the Company.
      The Board believes that it should generally consist of no fewer than five and no more than seven directors. This range permits diversity of experience without hindering the effective discussion or diminishing individual accountability.
      1.2 Mix of Inside and Independent Directors. A majority of the Board should be composed of independent directors.

1.2.1 Independent Director Defined. An “independent director” means a person who fully complies with applicable legal and stock exchange requirements for serving as such, as determined by the Board. Each director’s status under this definition should be reviewed annually by the Governance and Nominating Committee. Each director should keep the Governance and Nominating Committee fully and promptly informed as to any developments that might affect the director’s independence.

1.2.2 Management Directors. The Company’s Chief Executive Officer should be a director. Other members of management are considered for Board membership at the Board’s discretion.
      1.3 Board Membership Criteria. The Governance and Nominating Committee is responsible for recommending to the Board the types of skills and characteristics required of Board members, based on the needs of the Company from time to time. This assessment should include issues of relevant experience, intelligence, independence, commitment, compatibility with the Chief Executive Officer and the Board culture, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant. The Governance and Nominating Committee should confer with the full Board as to the criteria it intends to apply before a search for a new director is commenced.
      1.4 New Director Candidates. The Board will nominate new directors only from candidates screened and approved by the Governance and Nominating Committee. Nomination of new directors will require approval by the full Board.
      1.5 Orientation. When a new director joins the Board, management will provide an orientation program to enable the new director promptly to gain an understanding of the operations and the financial condition of the Company.

      1.6 Directors Who Materially Change Their Job Responsibility. Individual directors who change the job responsibility that they held when they were elected to the Board (or in the case of current directors, that they presently hold) should offer to submit a letter of resignation to the Board. The Board shall accept such resignation unless the Governance and Nominating Committee determines that it continues to be appropriate for such director to remain on the Company’s Board. It is not the belief of the Board that in every instance directors who retire or change their job positions should necessarily leave the Board.
      1.7 Term of Board Service. All directors will stand for election every year. Term limits for Board membership are not necessary, however no director should have an expectation of permanent membership.
      1.8 Retirement Age; Former CEOs. No director will be nominated for reelection or reappointment to the Board after reaching 70 years of age, unless the Governance and Nominating Committee concludes that such person’s continued service as a director is in the Company’s best interest.
      1.9 Board Compensation. Management should report periodically to the Compensation Committee about the status of Board compensation in relation to compensation paid by other comparable companies. Director fees and benefits should be based on market practices for comparable companies. A portion of each director’s compensation should be in the form of Company equity. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee.
      1.10 Lead Director Concept. The Board does not believe that there is presently a need to formally adopt a “lead director” structure where one director would be selected to serve as an interface between the Chief Executive Officer and the full Board. Various parts of that role may, however, be undertaken from time to time by one or more directors on an informal basis.
      1.11 Other Directorships. Independent directors are encouraged to limit the number of other boards on which they serve, taking into account potential Board attendance and participation and effectiveness on the Boards. Independent directors should also advise the Chairperson of the Board and the Chairperson of the Governance and Nominating Committee in advance of accepting an invitation to serve on another board of a public company. No director should serve on the Audit Committee of more than two other public companies. Executive officers may serve on up to two boards of other companies with the approval of the Chief Executive Officer.

2.	Board Procedural Matters
      2.1 Selection of Chairperson and Chief Executive Officer. The Board does not have a fixed policy as to whether the role of the Chief Executive Officer and Chairperson should be separate. The Board should be free to make these choices in any manner that it deems best for the Company at a given point in time.
      2.2 Board Meetings.

2.2.1 Agenda. An agenda will be established and distributed in advance for each Board meeting. Any director is free to suggest potential items for the agenda.

2.2.2 Frequency of Meetings. The Board expects to have at least four regularly scheduled meetings each year. In addition, special meetings may be called from time to time as determined by the needs of the business. At least annually, the Board will devote an extended meeting to a review of the Company’s long term strategic and business plans.

2.2.3 Executive Sessions of Independent Directors. The independent directors will meet in Executive Session at all regularly scheduled Board meetings, and otherwise as needed. Such sessions will be chaired by, in rotation, the Chairpersons of the Governance and Nominating Committee, the Audit Committee and the Compensation Committee, who will also establish an agenda for such meetings.

2.2.4 Governance Decisions. On matters of corporate governance, the Board assumes that decisions will be made with the approval of a majority of the independent directors.

2.2.5 Attendance of Non-Directors at Board Meetings. Attendance of any non-director at any Board meeting is subject to the discretion of the Board. Subject to that, the Board encourages management to bring officers and managers into Board meetings from time to time, when such managers can provide additional insight into the matters being discussed and/or have potential as future members of senior management. If the Chief Executive Officer wishes to add additional personnel as attendees at Board meetings on a regular basis, Board approval should be sought.

2.2.6 Conduct of Meetings. The Chairperson should conduct Board meetings on the assumption that each Director has carefully reviewed all Board materials, and fairly facilitate open, candid, and respectful discussions. The focus at Board meetings should be strategic and on “big picture” items.

2.2.7 Conflicts of Interest. Board members are required to disclose to the Board (or the Audit Committee) any financial interest or personal interest that he or she has in any contract or transaction that is being considered by the Board (or Audit Committee) for approval. After such disclosure and responding to any questions the Board may have, the interested director should abstain from voting on the matter and in most cases, should (and at the request of the Chairperson of the meeting will), leave the meeting while the remaining directors discuss and vote on such matter.

      2.3 Information Provided to the Board; Communications.

2.3.1 Pre-Meeting. Information that is important to the matters that will be discussed at Board meetings should be distributed at least four days in advance of the meeting, if possible, so that Board meeting time can be conserved for substantive discussion.

2.3.2 Between Meetings. The Chief Executive Officer should continue to advise the Board candidly of any significant developments between meetings, through a suitable method of communication.

2.3.3 Communications. Candid, regular discussion between the directors and the Chief Executive Officer, and among directors, is encouraged.
      2.4 Counsel and Advisors. The Board and each of its Committees may retain outside legal counsel and other advisors at their discretion and at the expense of the Company.
      2.5 Expectations of Directors.

2.5.1 Attendance; Availability. Each director should make every reasonable effort to attend each meeting of the Board and any Committee of which the director is a member, and to be reasonably available to management and the other directors for consultation between meetings. In particular, directors should attend sufficient meetings to avoid falling below the attendance level that would require disclosure in the Company’s annual proxy statement. A director whose participation falls below that threshold for two years will be subject to review by the Governance and Nominating Committee for continued membership on the Board.

2.5.2 Review of Materials. Directors should review carefully information distributed to them prior to Board and Committee meetings. If directors have questions either about the materials distributed or Company operations generally that are not likely to be of general interest or relevance to the entire Board, those issues should be discussed by the director with Management between Board meetings.

2.5.3 Corporate Opportunities. Directors shall make business opportunities relating to the Company’s business available to the Company before pursuing the opportunity for the director’s own or another’s account.

2.5.4 Stock Ownership. Directors should be stockholders and have a financial stake in the Company. While the Board does not believe it appropriate to specify the level of share ownership for individual directors, each director should develop a meaningful ownership position in the Company over time.

2.5.5 Education. Each director is expected to take steps reasonably necessary to be adequately informed about the Company and external matters affecting it and to enable the director to function effectively on the Board and Committees on which the director serves.

      2.6 Board Evaluations; Assessing the Board’s Performance. The Board shall be responsible for annually conducting a self-evaluation. The Governance and Nominating Committee shall be responsible for establishing the evaluation criteria and implementing the process for such evaluation. There should be regular, candid discussions between the Chief Executive Officer and the directors, individually and/or as a group, about how best to maximize each director’s contribution to the Board. The Chairperson of the Governance and Nominating Committee and the Chief Executive Officer should periodically discuss the Board’s performance and the contributions made by directors, with a view to making full and productive use of directors’ talents and improving the performance of the Board. This discussion should be about the Board’s contribution as a whole and specifically reference areas in which the Board and/or management believes a better contribution could be made. The purpose of these discussions is to increase the overall effectiveness of the Board, not to target individual directors. If it appears, however, to the Chairperson of the Nominating and Governance Committee and the Chief Executive Officer that a particular director’s contribution to the Board is not consistent with the Company’s needs at the time, or the director is disruptive to the smooth functioning of the Board as a whole, they should feel free to hold appropriate discussions with that director and make recommendations to the Nominating and Governance Committee or to the Board as whole, as appropriate.

3.	Committee Matters
      3.1 Number, Titles and Charters of Committees. The current standing Board Committees are (a) Audit, (b) Compensation, (c) Executive, (d) Financial and Investment, and (e) Governance and Nominating. This structure meets the Company’s present needs. Each Committee should review its charter and activities annually, with the assistance of inside or outside counsel and advisers, as appropriate, to make certain that they are consistent with then-current sound governance practices and legal requirements.
      3.2 Independence of Committees. All members of the Audit, Compensation and Governance and Nominating Committees will be independent directors.
      3.3 Assignment and Rotation of Committee Members. The Governance and Nominating Committee is responsible, after consultation with the Chief Executive Officer and consideration of the desires of individual directors, for recommending the assignment of directors to various Committees. Committee members are appointed by the Board. Each independent director is expected to serve at all times on at least one, and preferably two, Committees. Consideration will be given to rotating Committee assignments periodically, but rotation should not be mandated as there may be reasons, at a given point in time, to maintain an individual director’s Committee membership.
      3.4 Chairman of Committees. All standing Board Committees other than the Executive and the Financial and Investment Committees shall be chaired by independent directors. Each Committee Chairperson should normally have had previous service on the applicable Committees. Committee Chairpersons are appointed by the Board.
      3.5 Frequency and Length of Committee Meetings. Each Committee Chairman, in consultation with Committee members, will determine the frequency and length of each Committee’s meetings.
      3.6 Committee Agenda. Each Committee Chairman, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda. Each Committee will issue annually a schedule of proposed meeting dates and agenda items for the upcoming year (to the degree these items can be foreseen). These agendas will be shared with the Board.
      3.7 Attendance at Committee Meetings. Attendance of other non-Committee persons at Committee meetings will be at the pleasure of the Committee. Committee Meetings shall be open to any member of the Board who wishes to attend, unless the subject matter of the meeting involves the particular director or the Committee determines otherwise. Committees should regularly have opportunities to meet in executive session.
      3.8 Minutes and Reports. Minutes of each Committee meeting or action will be kept and distributed to the Board. Each Committee will report regularly to the Board on substantive matters considered by the Committee.

      3.9 Term of Committee Service. Formal term limits for Committee membership are not necessary, however no Committee member should have an expectation of permanent membership.

4.	Management Development Matters; Succession Planning
      4.1 Evaluation and Compensation of the Chief Executive Officer. The Compensation Committee should develop with the Chief Executive Officer and discuss with the Board appropriate criteria upon which the Chief Executive Officer’s compensation and performance will be evaluated annually. The non-employee directors should annually meet in executive session to receive and discuss the Compensation Committee’s recommendations as to the Chief Executive Officer’s compensation and performance.
      4.2 Succession Planning and Management Development. There should be an annual report to the Board by the Chief Executive Officer on succession planning and management development, both short term and long term. The Compensation Committee should monitor issues associated with Chief Executive Officer succession and management development, and regularly report to the Board on them. This should include issues associated with preparedness for the possibility of an emergency situation involving senior management, the long-term growth and development of the senior management team, and identifying the Chief Executive Officer’s successor.

5.	Other Matters
      5.1 Policy Against Company Loans. Neither the Company nor any of its subsidiaries shall provide loans, loan guarantees, or otherwise directly or indirectly extend credit to any executive officer of the Company, or any director of the Company. Payment or reimbursement for expenses, cashless exercises of stock options, and 401(k) loans in an executive officer’s personal benefit plan account will not be deemed violation of the foregoing policy.
      5.2 Board Access to Management. Directors have complete access to management. Directors will use judgment to be sure that such contacts are not distracting to the business operations of the Company and that, in general, the Chief Executive Officer is made aware of such contacts.
      5.3 Board Interaction With Third Parties. Management should coordinate all contacts with outside constituencies, such as the press, customers, investors, analysts or the financial community. If an individual director intends to meet or otherwise substantively communicate with these constituencies about Company matters, this should generally be done only after consulting with the Chief Executive Officer.
      5.4 Insurance, Indemnification and Limitation of Liability. The directors shall be entitled to have the Company purchase directors’ and officers’ liability insurance on their behalf as is reasonable under the circumstances, to the benefits of indemnification to the fullest extent permitted by law and the Company’s Certificate of Incorporation or Bylaws and any indemnification agreements, and to exculpation as provided by law and the Company’s Certificate of Incorporation.
      5.5 Amendments of Guidelines. The Governance and Nominating Committee will review these Guidelines at least annually to ensure that they remain suitable for the needs of the Company. The Governance and Nominating Committee will recommend needed changes to the Board.

      Each of us, as a member of the Board of Directors of Fremont General Corporation, agrees to support these Guidelines on Significant Governance Issues.

James A. McIntyre	Robert F. Lewis

Louis J. Rampino	Thomas W. Hayes

Wayne R. Bailey	Dickinson C. Ross

Russell K. Mayerfeld

APPENDIX E
FREMONT GENERAL CORPORATION
CODE OF ETHICS
FOR SENIOR FINANCIAL OFFICERS
      This Code of Ethics for Senior Financial Officers has been adopted by the Board of Directors (the “Board”) of Fremont General Corporation (the “Company”). The honesty, integrity, sound judgment and professional and ethical conduct of our Senior Financial Officers is fundamental to the reputation, functioning and success of the Company.
      Accordingly, the Board has adopted this Code of Ethics as a set of guidelines pursuant to which our Senior Financial Officers should perform their duties. For the purposes of this Code, Senior Financial Officers mean the Chief Executive Officer, President, Chief Financial Officer, the Treasurer and any other person who acts as a senior financial officer. The specific executives who are subject to this Code from time to time will be designated by, and informed of such designation, by the Board.
      In carrying out their duties, each Senior Financial Officer must:

•	Act with honesty and integrity, including the ethical handling of any actual or apparent conflicts of interest between his or her personal and professional relationships;

•	Promote full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	Encourage and reward professional integrity in all aspects of our financial organization and eliminate barriers to responsible behavior, such as coercion, fear of reprisal or alienation from the financial organization of the Company;

•	Provide for the education of all members of the finance organization about federal, state and local laws, rules and regulations relevant to the performance of their duties;

•	Comply and take all reasonable actions to cause the Company to comply with applicable governmental laws, rules and regulations;

•	Promptly report violations of this Code, including any violations of governmental laws, rules or regulations to the Audit Committee; and

•	Promote ethical and honest behavior in the workplace.
      Any request for a waiver of any provision of this Code must be in writing and addressed to the Audit Committee, which shall have the sole and absolute discretionary authority to approve any such waiver. Any waiver and the grounds for such waiver for a Senior Financial Officer shall be promptly disclosed through a filing on Form 8-K or by any other means approved by the Securities and Exchange Commission.
      This Code is a statement of certain fundamental principles, policies and guidelines that govern the Company’s Senior Financial Officers in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, customer, supplier, competitor, stockholder or any other person or entity.

E-1

ACKNOWLEDGEMENT FORM
      I have received and read the Code of Ethics for Senior Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in this Code of Ethics. I understand that I have an obligation to report to the Audit Committee any violations of this Code of Ethics:

Signature

Name

Date

E-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREMONT GENERAL CORPORATION Annual Meeting of Stockholders — May 19, 2005

     The undersigned hereby appoints Patrick E. Lamb and Raymond G. Meyers, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Fremont General Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business that may properly come before the Annual Meeting of Stockholders of the Company to be held on May 19, 2005 or any postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued, and to be dated and signed on reverse side)

Address Change/Comments: Mark the corresponding box on the reverse side

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT TO THE COMPANY.

YOU MAY VOTE BY TELEPHONE OR THE INTERNET
USING THE INSTRUCTIONS ON THE REVERSE SIDE

***OR***

PLEASE SIGN AND RETURN YOUR PROXY BY
TEARING OFF THE TOP PORTION OF THIS SHEET
AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

You may opt to receive future proxy and shareholder materials by
ELECTRONIC DELIVERY of these documents
by completing the appropriate section on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED,
WILL BE VOTED “FOR” THE PROPOSALS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Mark Here for Address Change	☐
PLEASE SEE REVERSE SIDE

The Board of Director recommends a vote FOR Items 1 and 2.		FOR	WITHHOLD FOR ALL
ITEM 1:	Election of Directors Nominees:	☐	☐

01 James A. McIntyre	05 Robert F. Lewis
02 Louis J. Rampino	06 Russell K. Mayerfeld
03 Wayne R. Bailey	07 Dickinson C. Ross
04 Thomas W. Hayes

Withhold for the nominees you list below (write that nominee’s name in the space provided below):

		FOR	AGAINST	ABSTAIN
ITEM 2:	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Dated:	, 2005

Signature

Signature if held jointly

Please sign exactly as your name appears on this Voting Form. If shares are in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern
Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/fmt

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the
Internet at: www.fremontgeneral.com under Financials.